Exhibit 10.3
LOAN AGREEMENT

BETWEEN

MUTUAL OF OMAHA BANK

AND

ROME LTH PARTNERS, LP, a Texas limited partnership

December 18, 2009

i

(Continued)

ii

(Continued)

List of Attachments:

Exhibit A	Land Description
Exhibit B	Budget
Exhibit C	[Intentionally omitted]
Exhibit D	Draw Request Form
Exhibit D-1	Subcontractor Status Log
Exhibit E	Compliance Certificate
Exhibit F	[intentionally omitted]
Exhibit G	Affidavit of Commencement
Exhibit H	Affidavit of Completion

iii

LOAN AGREEMENT

This LOAN AGREEMENT ("Agreement"), dated as of December 18, 2009, is executed by and between ROME LTH PARTNERS, LP, a Texas limited partnership ("Borrower") and MUTUAL OF OMAHA BANK, a federal savings bank (together with the respective successors, assigns, and subsequent holders of the Note, "Lender").

ARTICLE 1 - DEFINITIONS

1.1           Definitions.  As used in this Agreement, the following terms shall have the respective meanings indicated below.

Advance:  A disbursement by Lender of any Loan proceeds, insurance proceeds or from the Borrower's Deposit, in accordance with the provisions hereof.

Advance Account:  An account established by Borrower with Lender into which all Advances being made to Borrower will be deposited as provided in Section 2.4 hereof.

Affidavit of Commencement:  As defined in Section 5.6 hereof, in the form attached hereto as Exhibit G.

Affidavit of Completion:  As defined in Section 5.6 hereof, in the form attached hereto as Exhibit H.

Agreement:  This Loan Agreement, as the same may from time to time be amended or supplemented as permitted herein.

Allocations:  The line items set forth in the Budget for which Advances of Loan proceeds will be made.

Appraised Value:  The value of the Leasehold Estate and Improvements, as determined by the appraisal obtained pursuant to and complying with the applicable provisions hereof.

Bonds:  Any and all of the bonds, revenue anticipation certificates, notes, or other evidences of indebtedness of any nature issued by, on behalf of, or under the authority of, either or both of Hospital Authority or Master Lessee, and/or under which either or both of Hospital Authority or Master Lessee is obligated to make payments or is otherwise bound in any manner.

Bond Documents:  All certificates, documents and/or other instruments of any nature governing, evidencing, securing and/or otherwise relating to the Bonds, including but not limited to, all revenue anticipation certificates, promissory notes, and all indentures or other security instruments of any nature relating to or securing the Bonds.

Borrower Equity:  The amount applied or to be applied by Borrower for the acquisition of the Leasehold Estate and/or the construction of the Improvements as more particularly set forth herein and as otherwise contemplated by the Budget.

Borrower's Deposit:  The cash amounts deposited by Borrower with Lender, from time to time, in accordance with the terms and provisions hereof.

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Borrower's Settlement Statement:  The Settlement Statement containing the purchase price and other closing costs of Borrower related to the closing of the Loan, which must be approved by Lender and executed by Borrower and the Title Company agent.

Budget:  The budget that is set forth on Exhibit B attached hereto and incorporated herein by reference of all costs needed or anticipated for the acquisition of the Leasehold Estate, for the design and construction of the Improvements in accordance with the Loan Documents and all applicable Governmental Requirements and Legal Requirements, and for soft costs and other related development costs, as such budget may be amended with the approval of Lender from time to time as provided in Section 2.6 hereof or otherwise in Lender's sole discretion.

Business Day:  As defined in the Note.

Certificate of Substantial Completion:  A Certificate of Substantial Completion in the form of the American Institute of Architects contract document form G704-2000.

Commencement Date:  January 15, 2010.

Completion:  When all of the following, in form and substance acceptable to Lender, have been delivered to and approved by Lender:  (i) a certificate of occupancy (or its equivalent) from the appropriate Governmental Authority with respect to the Improvements; (ii) the Certificate of Substantial Completion from the Design Professional and Contractor (verified by the Inspector); (iii) endorsement from the Title Company deleting any exception in the Title Insurance relating to completion of the Improvements and other exceptions specified by Lender that may be deleted pursuant to applicable regulations, (iv) a final release and waiver of liens, in form and substance acceptable to Lender, from the Contractor and, upon request of Lender, any other contractor or subcontractor (including any laborer, materialman, or other) involved with the construction of the Improvements, and (v) the Affidavit of Completion, duly recorded in the real property records of the county in which the Land is located.

Completion Date:  December 15, 2010.

Compliance Certificate:  A certificate, in the form of Exhibit E attached hereto or in another form acceptable to Lender, certified as being true, correct, and complete by the chief financial officer of the general partner of Borrower and reflecting the applicable Debt Service Coverage Ratio, which certificate must be accompanied by such financial statements and reports as Lender reasonably requests in order for Lender to verify and approve the Debt Service Coverage Ratio.

Computation Date:  Each date upon which the Debt Service Coverage Ratio shall be calculated in accordance with the provisions hereof.

Computation Period:  For each Computation Date, the period for which the Debt Service Coverage Ratio is calculated, which period shall end on such Computation Date.

Constituent Party:  Any (i) general partner or joint venturer of Borrower or any Guarantor, and (ii) corporation, limited liability company, partnership, joint venture, trust, or other type of business organization included in the signature for Borrower or any Guarantor that is contained in any of the Loan Documents or where consent, approval or other authorization is required for Borrower's or Guarantor's execution of any Loan Documents.

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Construction Contract:  Collectively or severally, as the context thereof shall suggest or require, all contracts and agreements entered into between Borrower and each Contractor pertaining to the construction of the Improvements or any part thereof, and all amendments and supplements thereto.

Construction Schedule:  A construction schedule which shall include the anticipated commencement and completion dates of each phase or aspect of construction of the Improvements, and such other information and detail regarding the construction of the Improvements as Lender may reasonably request.

Contractor:  Collectively or severally, as the context thereof shall suggest or require, the General Contractor and any other person or entity with whom Borrower contracts (whether for labor, materials, or otherwise) for the construction of the Improvements or any portion thereof.

Control:  The possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, which shall include, at a minimum, ownership of at least 51% of any voting securities or beneficial interests, as applicable.

Debt Service Coverage Ratio:  With respect to the Property, as of each Computation Date for the applicable Computation Period, the ratio of Net Operating Income to Debt Service Requirement.

Debt Service Requirement:  For the calculation of any Debt Service Coverage Ratio, and for the applicable Computation Period, the payments of principal (if any and whether actual or assumed, as provided in the applicable provision hereof) and accrued interest required to be paid.

Deed to Secure Debt:  The Deed to Secure Debt of even date herewith executed by Borrower, for the benefit of Lender, covering, among other property, the Leasehold Estate and Improvements, to secure the Loan, and any and all modifications, extensions, renewals, restatements, consolidations, replacements, and supplements thereof.

Design Professional:  Collectively or severally, as the context thereof shall suggest or require, each architect, engineer, and other professional consultant and planner with whom Borrower contracts, or with whom any other Design Professional subcontracts, to provide planning, design, architectural, engineering, construction supervision (other than the Inspector), or other similar services relating to the Improvements, or any part thereof.

Design Services Contract:  Collectively or severally, as the context thereof shall suggest or require, all contracts and agreements, and all amendments thereto, entered into between Borrower and each Design Professional, or each Design Professional and its subcontracted Design Professional, relating to the design and/or construction of the Improvements.

Draw Period:  A calendar month.

Draw Request:  A request submitted  by Borrower to Lender as a condition precedent to an Advance, in the form of Exhibit D attached hereto, together with such invoices, documents and certifications as Lender may require, and with respect to any requested Advances for hard costs, a completed AIA 6702 and G703..

Environmental Law:  As defined in the Deed to Secure Debt.

Event of Default:  As defined in Section 6.1 hereof.

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Financial Statements:  As applicable, and as requested by Lender, the balance sheet, profit and loss statement, reconciliations of capital and surplus, changes in financial condition, cash flow statement, sources and uses statement, and/or other financial information of Borrower, any Constituent Party, any Guarantor or any other party, required pursuant to applicable provisions of the Loan Documents, prepared in accordance with sound accounting principles and practices consistently applied from period to period.

Floyd Lease:  The lease agreement between Master Lessee, as tenant, and Borrower, as landlord, covering 8,905 square feet of the Improvements.

Force Majeure:  As defined in Section 6.1(c) hereof.

General Contractor:  Brasfield & Gorrie.

Governmental Authority:  Any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), and any and all municipal services providers, whether now or hereafter in existence.

Governmental Requirements:  All constitutions, statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Governmental Authority applicable to Borrower, Guarantor, a Constituent Party, and/or the Property, as applicable.

Gross Income:  For each Computation Period, the rentals, revenues, and other cash forms of consideration, received by, or paid to or for the account of or for the benefit of, Borrower resulting from or attributable to the operation, leasing, or occupancy of the Property, determined on a cash basis (except as specified herein), including the following:  (i) rents by any tenants of the Property using for all calculations hereunder the "actual rents"; (ii) rents and receipts received by or for the benefit of Borrower with respect to cable television, licenses, concessions, vending machines, parking fees, laundry fees, and similar items relating to the Property; (iii) proceeds received by or for the benefit of Borrower in connection with any rental loss or business interruption insurance with respect to the Property; (iv) any other fees or rents collected by, for or on behalf of Borrower with respect to leasing or operating the Property; (v) any refunds of deposits with respect to utilities, operations, or leases related to any portion of the Property; (vi) interest, if any, earned by Borrower on security and other type deposits of and advance rentals paid by, any tenants of the Property; and (vii) the amount of any security and other type deposits and advance rentals relating to the Property which have been forfeited.  Notwithstanding anything included within the above definition of Gross Income, there shall be excluded from Gross Income the following:  (i) any security or other deposits of tenants, unless and until the same actually are either applied to actual rentals owed or other charges or fees or forfeited; (ii) the proceeds of any financing or refinancing with respect to all or any part of the Property; (iii) the proceeds of any sale or other capital transaction (excluding Leases for occupancy purposes only) of all or any portion of the Property; (iv) any insurance or condemnation proceeds paid with respect to the Property to the extent such proceeds are available and are used to restore or rebuild the Property as may be permitted in accordance with the terms of the Deed to Secure Debt, except for rental loss or business interruption insurance; and (v) any insurance and condemnation proceeds applied in reduction of the principal of the Note in accordance with the terms of the Deed to Secure Debt, the Note, or the other Loan Documents; provided, however, nothing set forth herein shall in any manner imply Lender's consent to a sale, refinancing or other capital transaction.

Guarantor:  Collectively or severally, as the context thereof shall suggest or require, William L. Hutchison, Jr., a Texas resident, and Jason K. Dodd, a Texas resident.

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Guaranty:  The one or more guaranty agreements now or hereafter in effect executed by a Guarantor in favor of Lender, guaranteeing, in whole or in part, the repayment of the Indebtedness and/or performance of the Obligations.

Hazardous Substance:  As defined in the Deed to Secure Debt.

Hospital Authority:  The Hospital Authority of Floyd County, a public body corporate and politic organized under the laws of the State of Georgia.

Improvements:  The improvements to be constructed on the Land pursuant to the Construction Contract in accordance with the Plans, and which is generally described as follows:  a three-story, 54,389 square foot hospital building housing a 45 bed long term acute care hospital and other hospital uses.

Indebtedness:  As defined in the Deed to Secure Debt.

Initial Advance:  The Advance to be made at the time Borrower satisfies the conditions set forth in Sections 3.1 and 3.2 hereof.

Inspector:  Collectively, such Person or Persons designated by Lender from time to time to assist Lender with matters related to the costing, plan review, and inspection of, and other matters related to,  construction of the Improvements.

Key Principals:  Shall mean both of William L. Hutchison, Jr., a Texas resident, and Jason K. Dodd, a Texas resident.

Land:  The real property described in Exhibit A attached hereto and incorporated herein by this reference.

Leasehold Estate:  All of Borrower's rights, titles and interests under and pursuant to the Sublease, including, but not limited to, Borrower's leasehold interest in the Land.

Leases:  As defined in the Deed to Secure Debt, except that such term, when used herein, shall (i) also include Rents (as defined in the Deed to Secure Debt), and (ii) shall expressly include the LTACH Lease and the Floyd Lease.

Legal Requirements:  (i) Any and all covenants, conditions, and restrictions contained in any deeds, other forms of conveyance, or in any other instruments of any nature that relate in any way or are applicable to the Property or the ownership, use, or occupancy thereof, (ii) Borrower's, each Guarantor's and each Constituent Party's presently or subsequently effective organizational documents creating or governing such party or which authorize such party's participation in the subject transaction, (iii) any and all Leases, (iv) any and all Construction Contracts and Property Contracts, and (v) any and all ground leases and other leases, other than Leases, pursuant to which Borrower is granted a possessory interest in and to the Land and/or the Improvements.

Loan:  The loan from Lender to Borrower evidenced, governed, and secured by the Note, this Agreement, the Deed to Secure Debt, and the other Loan Documents.

Loan Amount:  TWELVE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($12,750,000.00).

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Loan Documents:  The Note, the Deed to Secure Debt, this Agreement, each Guaranty, financing statements,  and any and all other agreements, instruments and documents now or hereafter evidencing, governing, securing, guaranteeing any portion of the Indebtedness, or otherwise in respect of the Loan, and any and all renewals, modifications, restatements, consolidations, replacements, supplements, or extensions hereof or thereof.

Loan Extension:  As defined in Section 2.11 hereof.

Loan Extension Fee:  A fee payable by Borrower to Lender in an amount, at the date and upon the circumstances as follows:  (i) an amount equal to one-quarter of one percent (0.25%) of the outstanding principal balance of the Note as of the effective date of the first Loan Extension, and (ii) an additional amount equal to one-quarter of one percent (0.25%) of the outstanding principal balance of the Note on the effective date of the second Loan Extension if the Loan has not been fully paid and satisfied as of such date.

Loan Fee:  An amount equal to three-quarters of one percent (0.75%) of the amount of the Loan, to be paid by Borrower to Lender on or before the date of the Initial Advance as specified in Section 3.1 hereof.

LTACH Lease:  That certain Lease Agreement dated December __, 2009, between Borrower, as landlord, and Specialty Hospital, as tenant, which lease shall: (i) cover 46,294 square feet of the Improvements; (ii) have a term of not less than eighteen (18) years; (iii) have four (4) five-year renewal options; (iii) be a "triple net" lease; (iv) have a rental rate acceptable to Lender in its sole and absolute discretion; and (v) otherwise be in form and substance acceptable to Lender.

Major Subcontractor:  Means (i) any contractor, subcontractor or material supplier involved with the construction of the Improvements with a budgeted or contracted amount in excess of $100,000.00, in the aggregate, and (ii) if requested by Lender, any and/or all other subcontractors and/or material suppliers involved with the construction of the Improvements.

Management Agreement:  Any agreement between Borrower and another entity or person for the management, operation or leasing of any portion of the Property.

Master Lease:  That certain Lease, Transfer and Reversion Agreement dated December 17, 1996, by and between Hospital Authority, as landlord, and Master Lessee, as lessee, as amended by the following: (i) that certain First Amendment of Lease, Transfer and Reversion Agreement, dated October 28, 1997; (ii) that certain Second Amendment of Lease, Transfer and Reversion Agreement, dated July 24, 2006; and (iii) that certain Third Amendment of Lease, Transfer and Reversion Agreement, dated April 1, 2009; as same may hereafter be amended, restated and/or replaced.

Master Lease Estoppel:  That certain Recognition, Non-Disturbance and Estoppel Agreement dated December __, 2009, executed by Hospital Authority to Lender.

Master Lessee:  Floyd Healthcare Management, Inc., a Georgia non-profit corporation.

Material Adverse Effect:  Any event, circumstance, fact, condition, development, or occurrence that has had or could reasonably be expected to have any material and adverse effect on (i) the business, condition (financial or otherwise), operations, prospects, liabilities, results of operations, capitalization, liquidity, or any assets of Borrower, any Constituent Party (if any), Guarantor (if any), as the case may be, taken as a whole; (ii) the ability of Borrower, any Constituent Party (if any), Guarantor (if any), as the case may be, to pay the Indebtedness and perform the Obligations under the Loan Documents for which such respective party is responsible, in strict accordance with the terms and provisions therefor; (iii) the validity, enforceability, or binding effect of any material provision of the Loan Documents; or (iv) the value of the Property.

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Maturity Date:  As defined in the Note.

Net Operating Income:  With respect to the Property, for each applicable Computation Period, the Gross Income less Operating Expenses, determined on a cash basis of accounting except as otherwise provided.

Note:  That certain Promissory Note, of even date herewith, in the Loan Amount, executed and delivered by Borrower payable to the order of Lender, and any and all renewals, modifications (including any principal increases), restatements, consolidations, replacements, supplements, or extensions thereof.

Obligations:  As defined in the Deed to Secure Debt.

Operating Expenses:  All reasonable expenses in an amount equal to those amounts actually incurred and paid by Borrower with respect to the ownership, operation, management, leasing and occupancy of the Property, determined on a cash basis, except as otherwise specified herein, including the following (but without duplication of any item):  (i) ad valorem taxes calculated on an accrual basis (and not on the cash basis) of accounting for the Computation Period; such accrual accounting for ad valorem taxes shall be based upon taxes actually assessed for the current calendar year, or if such assessment for the current calendar year has not been made, then until such assessment has been made (and with any retroactive adjustments for prior calendar months as may ultimately be needed when the actual assessment has been made) ad valorem taxes for the Computation Period shall be estimated to be an amount equal to one hundred percent (100%) of the assessment for the immediately preceding Computation Period; (ii) foreign, U.S., state, and local sales, use, or other taxes except for taxes measured by net income; (iii) special assessments or similar charges against the Property; (iv) costs of utilities, air conditioning and heating for the Property to the extent not paid by tenants; (v) maintenance and repair costs for the Property (except for capital repairs); (vi) management fees (provided, however, the amount of such management fees which may be charged hereunder shall not exceed the sum of five percent (5%) and shall not be less than three percent (3%) of the Gross Income for each applicable calendar month; (vii) all salaries, wages and other benefits to "on-site" employees of the Borrower or any property manager, directly attributable to the Property, (excluding all salaries, wages and other benefits of officers and supervisory personnel, and other general overhead expenses of Borrower and Manager) employed in connection with the leasing, maintenance, and management of the Property; (viii) insurance premiums calculated on an accrual basis (and not on the cash basis) of accounting for the Computation Period; such accrual accounting for insurance premiums shall be based upon the insurance premiums for the Property which were last billed to the Borrower; (ix) outside accounting and audit fees and costs and administrative expenses in each case reasonably incurred by Borrower in connection with the direct operation and management of the Property; (x) any payments, and any related interest thereon, to tenants of the Property with respect to security deposits or other deposits required to be paid to tenants but only to the extent any such security deposits and related interest thereon have been previously included in Gross Income; and (xi) all other normal and customary expenses for the operation of the Property.  Notwithstanding anything to the contrary as being included in the definition of Operating Expenses, there shall be excluded from Operating Expenses the following:  (i) depreciation and any other non-cash deduction allowed to Borrower for income tax purposes; (ii) any compensation or fees, including lease commissions, paid to managing agents, leasing agents, brokers, or other third parties or affiliates of Borrower which are in excess of reasonable and necessary compensation or fees which would be payable to unrelated third parties in arms' length transactions for similar services in the area in which the Property is located; (iii) all salaries, wages and other benefits to "off-site" employees and all other general "off-site" overhead expenses of Borrower, any property manager, or other professional manager of the Property; (iv) any and all payments of ad valorem taxes for either real or personal property (except for the accrual amount allowed pursuant to clause (3)(i) above); (v) any and all payments of insurance premiums (except for the accrual amount allowed pursuant to clause (3)(viii) above); (vi) capital repairs, and tenant finish costs and capital expenditures; and (vii) any and all principal, interest or other costs paid under or with respect to the Note or Loan or with respect to any other financing with respect to the Property, whether unsecured or secured by all or any portion of the Property.

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Person:  means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other business entity, or any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Permitted Reallocation:  As defined in Section 2.6 hereof.

Plans:  The plans and specifications for the construction of the Improvements, prepared by the Design Professional, and approved as required herein, all amendments thereof and supplements thereto, approved if and as required herein, and all other design, engineering or architectural work, tests, reports, surveys, shop drawings and similar items related thereto.  The Plans shall, and shall include a statement signed by the Design Professional that the Plans, conform to the recommendations of the soils report obtained pursuant to Section 5.10(a) hereof.

Preliminary Advance:  As defined in Section 3.1 of this Agreement.

Property:  Collectively, the Leasehold Estate, the Improvements, and the following, as such terms are defined in the Deed to Secure Debt:  Fixtures, Personalty, Contracts, Leases and Rents.

Property Contracts:  Any Contract (as such term is defined in the Deed to Secure Debt) related to or which affects all or any portion of the operation or use of any portion of the Property, including all Management Agreements, all service contracts, and all utility, maintenance and security contracts, but excluding Leases.

Property Management Agreement:  That certain Property Management Agreement dated December __, 2009, between Borrower, as owner, and Specialty Hospital, as manager.

Purchase Option:  The right of Master Lessee to purchase the Property as provided in Section 4.3(d) and 4.3(e) of the Sublease.

Purchase Proceeds: All of Borrower's rights to receive payments, receipts, revenues, interest and income of any kind under or in connection with the Purchase Option.

Retainage Percentage:  An amount equal to ten percent (10%).

Special Account:  Collectively or individually, one or more deposit accounts (other than the Advance Account) that Borrower establishes with Lender pursuant to the terms of the Loan Documents, each of which shall be used solely for the purpose or purposes stated in the Loan Documents for the respective account.

Specialty Hospital:  The Specialty Hospital, LLC, a Georgia limited liability company.

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Subcontractor Status Log:  Shall have the meaning ascribed to such term in Section 3.2(h) of this Agreement.

Sublease:  That certain Ground Lease Agreement dated December __, 2009, by and between Master Lessee, as landlord, and Borrower, as tenant, as same may hereafter be amended, restated and/or replaced.

Sublease Estoppel:  That certain Recognition, Non-Disturbance and Estoppel Agreement dated December __, 2009, executed by Master Lessee to Lender.

Title Company:  The title company (and its issuing agent, if applicable) issuing the Title Insurance, which shall be acceptable to Lender in its sole discretion.

Title Insurance:  One or more Mortgagee or Loan Policies of Title Insurance, as Lender may require, issued by the Title Company, not issued on a coinsurance basis unless approved by Lender in Lender's sole discretion, in the amount of the Loan plus any other insurable amount secured by the Deed to Secure Debt, insuring that the Deed to Secure Debt constitutes a valid, first priority lien covering the Leasehold Estate, the Improvements, and any other improvements on the Land, subject only to those exceptions which Lender may approve, and containing such affirmative coverages and endorsements as Lender may require.

Total Cost:  The aggregate costs required to acquire the Leasehold Estate (if same is included in the Budget) and construct the Improvements thereon, together with such other costs related thereto, as reflected in the Budget.

1.2           Additional Definitions.  As used herein, (i) "hereof," "hereby," "hereto," "hereunder," "herewith," and similar terms mean of, by, to, under and with respect to, this Agreement or to the other documents or matters being referenced; (ii) "heretofore" means before, "hereafter" means after, and "herewith" means concurrently with, the date of this Agreement; (iii) all pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require; (iv) all terms used herein, whether defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require; and (v) the words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation," unless the context clearly indicates otherwise.

ARTICLE 2 - THE LOAN

2.1           Agreement to Lend.  Lender hereby agrees to lend to Borrower up to but not in excess of the Loan Amount, and Borrower hereby agrees to borrow such sum from Lender, all upon and subject to the terms and provisions of this Agreement, the Note, and the other Loan Documents, such sum to be evidenced by the Note.  The Loan is not a revolving credit, therefore, no principal amount repaid by Borrower may be reborrowed by Borrower.  Lender's commitment to lend shall terminate automatically upon the Maturity Date or if the Loan is prepaid in full.  Interest on the principal of the Loan shall be limited to and calculated with respect to Loan proceeds actually disbursed to Borrower pursuant to the terms of this Agreement and the Note and which are outstanding from time to time.  To the extent that Loan proceeds are insufficient to pay all costs required for the acquisition, development, construction, and completion of the Property, and all other costs associated with the Property or the Loan Documents, Borrower shall pay such excess costs with funds derived from sources other than the Loan.  Notwithstanding anything contained herein or in the Loan Documents, upon and after a Loan Extension, if any, Lender shall not be obligated to make, and Borrower shall not be entitled to request, any further Advances.

LOAN AGREEMENT – Page 9

2.2           Use of Loan Proceeds.  The proceeds of the Loan shall be used solely to acquire or refinance the acquisition of the Leasehold Estate, to construct the Improvements, and for other related costs and expenses in accordance with the Budget, this Agreement, and the Borrower's Settlement Statement.  If Borrower does not use all of the Loan proceeds for each Allocation for the specific purpose thereof, those unused Loan proceeds for such Allocation cannot be used for a different purpose or otherwise funded to or for the benefit of Borrower except if reallocated as provided in Section 2.6 hereof.

2.3           Loan Limitation.  Notwithstanding anything in the Note, this Agreement, the other Loan Documents or the Loan Amount to the contrary, the aggregate amount of Loan proceeds which Lender shall be obligated to disburse, and for which Borrower shall be entitled to request, shall not exceed the lesser of:  (i) the Loan Amount; (ii) sixty-seven percent (67%) of the Appraised Value; or (iii) seventy-six and one-half of one percent (76.5%) of Total Cost.

2.4           Advances.  All Advances are subject to the conditions and requirements contained in this Agreement.  Advances shall be made only once each Draw Period.  Advances will be made only for actual costs incurred to third parties in accordance with the Budget and other provisions hereof.  Except as otherwise provided in this Agreement, all Advances will be deposited in the Advance Account; provided that if not all of the conditions to an Advance have been satisfied, or if an Event of Default exists, but Lender elects to make such Advance, then Lender shall have the unconditional right, exercisable in Lender's sole discretion, to make such Advance, in whole or in part, to one or more of (i) directly to Borrower by depositing same in the Advance Account, (ii) directly to the Contractor, Design Professional, or other third party owed, and/or (iii) jointly to the Borrower and any one or more of the Contractor, Design Professional, or other third party owed.  Borrower will hold the Advances in the Advance Account (until payment to the proper payee) as a trust fund for the purpose of paying the cost of construction of the Improvements and related nonconstruction costs contained in the Draw Request pursuant to which such Advance was made.  Borrower will apply the same promptly to the payment of the costs and expenses for which each Advance is made and will not use any part thereof for any other purpose.

2.5           Allocations.  The purposes for which the Loan proceeds are allocated and the respective amounts of such Allocations are set forth in the Budget.  Loan proceeds shall be disbursed only for the purposes set forth in the Budget and only until the Loan Extension.  Lender shall not be obligated to make an Advance from an Allocation set forth in the Budget to the extent that the amount of the Advance for such Allocation would, when added to all prior Advances for such Allocation, exceed the total of such Allocation as set forth in the Budget.  Lender shall not be obligated to make an Advance from an allocation for "Contingency" as set forth in the Budget; all Loan proceeds provided in a "Contingency" Allocation in the Budget must be reallocated pursuant to Section 2.6 hereof as a condition to the Advance of such proceeds.

2.6           Reallocations.  Borrower shall not be entitled to require that Lender reallocate Loan proceeds from any Allocation to any other Allocations.  Borrower may request Lender to make a reallocation of Loan proceeds among one or more Allocations (including any "Contingency" Allocation) in the Budget; provided, however, any such reallocation shall be in Lender's sole and absolute discretion, except Lender shall not unreasonably withhold its consent for a requested Reallocation from a "Contingency" to another Allocation. To the extent the amount of the Loan proceeds actually needed and disbursed for any Allocation is less than the amount of the Allocation, and the use of those Loan proceeds are not otherwise reallocated as herein provided, then such unused Loan proceeds shall not be available for Advances.  If any Loan proceeds are reallocated at the request of Borrower and in accordance with this Section 2.6, then the Budget shall be deemed amended in accordance with such reallocation.  Lender reserves the right, at its option, to disburse, while an Event of Default exists, Loan proceeds allocated to any of the Allocations for such other purposes or in such different proportions as Lender may, in its sole discretion, deem necessary or advisable.  Notwithstanding the foregoing, Borrower shall have the right to reallocate amounts in any Allocation (exclusive of the Allocations for the interest reserve or reserves for taxes and insurance) to any other Allocation in an amount not to exceed $25,000.00 per any individual reallocation, and $100,000.00, in the aggregate, from any such Allocation, whether made at one or multiple times, upon prior written notice to Lender (a "Permitted Reallocation").

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2.7           Limitation on Advances.  Lender may withhold from an Advance or, on account of subsequently discovered evidence, withhold from a later Advance or require Borrower to repay to Lender the whole or any part of any earlier Advance, to the extent necessary to protect Lender from loss on account of (i) obligations of Borrower to be performed pursuant to the Loan Documents on or before the subject date that have not been performed; (ii) defective work not remedied, (iii) liens filed or reasonable evidence indicating probable filing of liens, (iv) the failure of Borrower to make payments to the Contractor or subcontractors for material or labor, or (v) a reasonable doubt by Lender that the construction of the Improvements can be completed for the sum of (A) the balance of the Loan then undisbursed, (B) the balance of any undisbursed Borrower's Deposits, and (C) the balance of any other deposits made by Borrower into a Special Account with Lender for any of the foregoing purposes.  When all such grounds are cured, Borrower may request the Advance of any amount so withheld because of the foregoing.

2.8           Time and Place of Advances.  Lender shall require five (5) Business Days prior receipt of a Draw Request with all required supporting items before the making of any Advance.  Except as otherwise set forth in this Agreement, all Advances will be made by direct deposit into the Advance Account.

2.9           Payments by Lender.  At any time that an Event of Default exists, Lender may, in Lender's sole discretion and option, without the request or consent of Borrower, pay, or make an Advance of any amount which has not been disbursed under the Loan to pay, all or any portion of (i) accrued but unpaid interest under the Loan Documents to Lender; (ii) any or all costs of or related to construction of the Improvements by check or wire transfer directly to the parties entitled thereto as determined by Lender; (iii)  any fees, charges, or expenses payable by Borrower to Lender pursuant to any of the Loan Documents; and (iv) any or all other expenses or amounts incurred or paid by Lender that are payable or reimbursable by Borrower to Lender pursuant to any of the Loan Documents; provided that Lender shall have no obligation to make any such payments or Advances.  Lender can make any such payments or Advances from time to time in whole or in part, and in any order, that Lender determines in its sole discretion.  Lender, at its option, may make any such Advance of Loan proceeds by debiting the Loan in the amount of the Advance and disbursing such amount to itself or any other payee.  For these purposes, Lender is not restricted to the Allocations set forth in the Budget, and Lender shall have the right, at its option, to disburse Loan proceeds allocated to any of the Allocations for such other purposes and in such different proportions as Lender may, in its sole discretion, deem necessary or advisable.  At any time that an Event of Default exists, if Lender elects, in Lender's sole discretion, to make any such payments with an Advance of Loan proceeds, such payments shall be treated as an Advance for all purposes, shall be due and payable by Borrower on the date the principal of the Note is due and payable, and shall accrue interest at the rate that the principal of the Note accrues interest.  Any payments made by Lender in accordance with this Section (that Lender does not elect to treat as an Advance, shall be deemed Costs (as defined in the Deed to Secure Debt), shall constitute Indebtedness secured by the Deed to Secure Debt and other applicable Loan Documents, and shall be payable and accrue interest, as provided in the Deed to Secure Debt, unless the Loan Documents expressly provided otherwise with respect to such payments.

LOAN AGREEMENT – Page 11

2.10           Estoppel Certificate.  Borrower will deliver to Lender from time to time, within five (5) Business Days after request therefor, an estoppel certificate or written statement, duly acknowledged, stating the amount of Loan proceeds that have been disbursed to Borrower, the amount due on the Note, and whether any offsets or defenses exist against the Note or any of the other Loan Documents.

2.11           Interest Reserve.  Lender may disburse, from time to time during the term of the Loan, but not after the Loan Extension, as interest becomes due and payable, Loan proceeds by journal entry to pay accrued but unpaid interest on the Loan in an aggregate amount not exceeding the interest reserve Allocation in the Budget, and such journal entry payment shall constitute an Advance.  At any time, Lender may evaluate the sufficiency of the interest reserve Allocation, exercising its reasonable judgment in light of (i) cost overruns or change orders; (ii) failure of the Improvements to be completed in a timely manner in accordance with the Construction Schedule, or (iii) other factors.  If Lender determines that the interest reserve Allocation is not sufficient, Lender may, in Lender's sole discretion and at Lender's option, (i) require a Borrower's Deposit for the deficiency, (ii) exercise its rights under Section 2.9 hereof, or (iii) make written demand on Borrower to pay all future interest out of Borrower's own funds until the undisbursed portion of the interest reserve Allocation is sufficient in Lender's reasonable judgment to cover any and all such amounts to become due with respect thereto.

2.12           Loan Extension.  The Loan may be extended (the "Loan Extension") two (2) times for twelve (12) months each upon written request ("Loan Extension Notice") by Borrower to Lender not less than thirty (30) Business Days before the earlier of the requested date for the Loan Extension or the original Maturity Date (or the Maturity Date after the first Loan Extension, if applicable), and achievement by Borrower, to the satisfaction of Lender, of each of the following conditions, except to the extent that Lender has waived, in writing and in Lender's sole discretion, any such condition:

(a)           Completion.  Completion shall have occurred on or before the Completion Date, and all requirements of Section 3.6 hereof shall have been satisfied.

(b)           As-Built Plans and Survey.  Lender shall have received a complete set of "as-built" plans and specifications for the Improvements reflecting compliance of the Improvements with the Plans, and an "as-built" survey of the Improvements showing that the Improvements do not encroach on any property line, building line or easement of or on the Property.

(c)           Title Insurance.  The Title Insurance shall have been endorsed and down-dated in satisfaction of all requirements under Section 5.19 hereof.

(d)           Release.  Borrower shall have released Lender from any claims, causes of action, or demands Borrower may have against Lender or defenses or offsets to the payment of the Loan or any other amounts due under the Loan Documents.

(e)           Default.  No Event of Default, or any event, circumstance or action, which with the giving of notice, passage of time or both would give rise to an Event of Default, has occurred and exists as of the date of the Loan Extension Notice or at any time between the date of the Loan Extension Notice and the effective date of the Loan Extension.

(f)           Fee.  Lender shall have been paid, in cash, the Loan Extension Fee payable at the time of the Loan Extension.

(g)           Insurance.  Lender shall have received proof that Borrower has obtained all insurance required by the Loan Documents.

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(h)           Contracts.  If requested by Lender, Lender shall have received copies of and approved, which approval shall not be unreasonably withheld, all Property Contracts in existence as of the effective date of the Loan Extension.

(i)           Status.  No Material Adverse Effect shall have occurred.

(j)           Expenses.  Borrower shall have paid all reasonable expenses incurred by Lender in connection with the review and approval of the Loan Extension, including all reasonable fees and expenses of counsel for Lender.

(k)           Management.  Borrower and the manager under each Management Agreement shall have duly executed and delivered to Lender a subordination agreement in form and substance acceptable to Lender, in favor of Lender with respect to their rights under any Management Agreement.

(l)           Extension Debt Coverage.  The Property shall have achieved a 1.50 to 1.00 or better Debt Service Coverage Ratio for the following Computation Periods subject to the following parameters:  (i) the Computation Dates shall be the date which is either (A) for the first Loan Extension, the last day of the three (3) calendar months immediately preceding the date the Loan Extension Notice is given, or (B) for the second Loan Extension, the date which is the last day of the six (6) preceding calendar months immediately preceding the date the applicable Loan Extension Notice is given; (ii) the Computation Periods shall be each calendar month ending on the respective Computation Date, and (iii) the Debt Service Requirement shall be determined based on (A) the outstanding principal balance of the Note as of such Computation Date, and (B) required principal and interest payments necessary to fully amortize such principal balance over a twenty-five (25) year period at an interest rate equal to the greater of (I) seven percent (7.0%) per annum, or (II) the then interest rate for 10-year constant maturity U.S. Treasury Notes plus two and one-half of one percent (2.5%) per annum, or (III) the then actual effective interest rate on the Note on the Computation Date.  Notwithstanding the failure of the Property to achieve the aforesaid required Debt Service Coverage Ratio, Borrower shall have the right to pay to Lender, before the then Maturity Date, an amount of principal sufficient for the Property to meet such required Debt Service Coverage Ratio and thereby satisfy such test.  Borrower shall have delivered to Lender with the Loan Extension Notice a Compliance Certificate reflecting the applicable Debt Service Coverage Ratio.

(m)           Documentation.  Borrower shall execute and deliver to Lender an extension and modification agreement and such other documentation as Lender may require in connection therewith, all of which shall be in form and substance acceptable to Lender.  Borrower shall have delivered to Lender the written consent, in form and substance acceptable to Lender, to such extension from the Guarantor and from the owner of the property described in the Deed to Secure Debt, if such owner is a party other than Borrower.

(n)           Opinion.  If required by Lender, Borrower shall have delivered an opinion of counsel for Borrower, in form and substance acceptable to Lender, stating that, inter alia, the documents, as amended, executed in connection with the Loan create valid, binding and enforceable obligations of Borrower and the transaction evidenced thereby violates no provision of any applicable law (including all usury laws).

(o)           Loan to Value.  Lender shall have obtained, at Borrower's cost, a current appraisal reflecting the Appraised Value (on an "as stabilized" basis) which produces a loan to value percentage of sixty-seven percent (67%) or better.  Notwithstanding the failure of the Property to achieve the aforesaid loan to value percentage, Borrower shall have the right to pay Lender, before the then Maturity Date, an amount of principal sufficient for the Property to meet such required loan to value percentage and thus satisfy such test.

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(p)           Sublease.  Master Lessee shall have delivered to Lender an estoppel certificate, in form and substance acceptable to Lender, certifying that, to the best knowledge of Master Lessee, as of the date of the applicable Loan Extension, there is no default or fact or circumstance which with the giving of notice or passage of time, or both, could constitute a default, under the Sublease.

(q)           Other.  Borrower shall have delivered to Lender such other documents and certificates as Lender may reasonably request which do not conflict with the terms and provisions of this Agreement.

2.13        Equity Requirements.  As a condition precedent to Lender's obligations under Section 3.1, Borrower shall contribute Three Million Nine Hundred Twenty-Five Thousand One Hundred Seventy Six and No/100 Dollars ($3,925,176.00) of its funds to the Property as set forth in the Budget.

ARTICLE 3 - DISBURSEMENTS

3.1           Conditions to Initial Loan Advance.  The obligation of Lender to make the Initial Advance is subject to the prior or simultaneous occurrence or satisfaction of each of the following conditions.

(a)           Documentation.  Lender shall have received (i) all of the Loan Documents which Lender may require, in form and substance acceptable to Lender, duly executed (including acknowledged and sworn to as applicable) by all parties thereto, including this Agreement, the Note, the Deed to Secure Debt, and each Guaranty (if applicable), and duly recorded if required by Lender, and (ii) any and all certificates of the organizational status and authority of Borrower, each Guarantor, and each Constituent Party with respect to the execution, delivery, and performance of all of their respective obligations under the Loan Documents.

(b)           Title Insurance.  Lender shall have received the Title Insurance duly issued by the Title Company, at the sole expense of Borrower.  Lender shall have received, at Borrower's expense, and shall have approved, legible copies of all instruments representing exceptions to the state of title to the Land, the Improvements, and any other improvements on the Land.

(c)           UCC Search.  Lender shall have received, at Borrower's expense, financing statement searches covering Borrower and any other persons or entities required by Lender, all of which must be acceptable to Lender.

(d)           Survey.  Lender shall have received a current survey of the Land and any then existing improvements thereon as required pursuant to and in conformity with Section 5.9 hereof.

(e)           Releases.  Borrower shall have delivered a duly executed release of all (if any) liens and termination of all (if any) security interests affecting the Property (other than liens and security interests created by the Loan Documents and the lien for ad valorem taxes that are not past due).

(f)           Appraisal.  Lender shall have received, at the sole expense of Borrower, a current appraisal of the Leasehold Estate and Improvements prepared by a qualified MAI appraiser (who is completely independent from Borrower, each Constituent Party, each Guarantor, and their affiliates and related persons, and is acceptable to and engaged by Lender), in form, scope and substance acceptable to Lender, in conformity with the requirements of Lender, and approved in accordance with the requirements of Lender, showing the "as is" value, the "completed" value, the "completed and stabilized" value, and/or such other valuations as may be required by Lender.

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(g)           Soils Report.  Lender shall have received and approved a soils report pursuant to and in conformity with Section 5.10(a) hereof.

(h)           Environmental Report.  Lender shall have received and approved an environmental site assessment in conformity with Section 5.10(b) hereof.

(i)            Loan Fee.  Lender shall have received payment of the Loan Fee.

(j)            Borrower Equity.  Borrower must have (i) paid toward the acquisition of the Leasehold Estate, (ii) deposited into the Advance Account and/or a Special Account, and/or (iii) otherwise invested into the Property in a manner acceptable to Lender in its sole discretion, a sum of money equal to the Borrower Equity to be used for the purposes specified in the Budget.

(k)           Lease Matters.  Lender shall have received and approved: (i) a fully executed copy of the Master Lease; (ii) a fully executed original counterpart of the Master Lease Estoppel; (iii) a fully executed copy of the Sublease; (iv) a fully executed original counterpart of the Sublease Estoppel; (v) a fully executed copy of the LTACH Lease; and (vi) a fully executed copy of the Floyd Lease.

(l)            Bonds and Bond Documents.  Lender shall have received and approved such assurances relating to the Bonds and the Bond Documents as Lender reasonably requests, which assurances may include, but shall not be limited to, an opinion of counsel and one or more estoppel certificates or other documents, each of which shall be in form and substance reasonably acceptable to Lender.  Lender acknowledges that this condition shall be satisfied by delivery to Lender of the estoppel letter from U.S. Bank, National Association, in the form prepared by Lender's counsel, or, of legal opinions, in form and substance acceptable to Lender's counsel, from King & Spalding and Wade Monk, Esq.

(m)          Others.  Lender shall have received from Borrower such other instruments, evidence, and certificates as Lender may reasonably require, including the items indicated below, all of which must be in form and substance reasonably satisfactory to Lender:

(i)            all Financial Statements and all Property reports, statements, rent rolls, and budgets required pursuant to the Loan Documents or otherwise by Lender in connection with the Loan application and approval process;

(ii)           certificates evidencing Borrower has obtained all insurance required by the Loan Documents;

(iii)           evidence that all taxes and assessments levied against or affecting the Property have been paid current;

(iv)           a flood certificate or other evidence as to the flood status of the Land which is reasonably acceptable to Lender;

(v)            a true, complete, and executed copy of Borrower's Settlement Statement;

LOAN AGREEMENT – Page 15

(vi)           if requested by Lender, an insured closing letter from the Title Company as to the title agent handling the closing;

(vii)          evidence of compliance with, and the truth and accuracy of, each of the representations and warranties contained in Sections 4.2, 4.4, and 4.6 of this Agreement;

(viii)         evidence that the Land has access to and from a public, dedicated right-of-way;

(ix)           if requested by Lender, a site plan reflecting the proposed Improvements and/or development of the Land;

(x)            a copy of the Plans, each Construction Contract and each Design Services Contract;

(xi)           a detailed, line-item budget for the acquisition of the Leasehold Estate and construction of the Improvement, in form and substance acceptable to Lender, in its sole discretion;

(xii)           the Construction Schedule;

(xiii)         letters from the applicable Governmental Authorities or other evidence acceptable to Lender confirming that all utilities and municipal services necessary or appropriate for the operation of the Improvements are available (by direct access or by easements acceptable to Lender) at or to the boundaries of the Land in sufficient capacity to serve the Improvements as herein contemplated;

(xiv)         if requested by Lender, a list of each Contractor and of each Major Subcontractor who is providing services or materials related to the Improvements;

(xv)          a true, complete, and executed copy of any and all Management Agreements that have been executed, and any and all Leases and Property Contracts requested by Lender;

(xvi)         an inventory list of all Borrower's personal property constituting the Property, which shall be periodically updated upon Lender's request;

(xvii)        a Property condition report, if requested by Lender;

(xviii)       evidence that the Property complies with all architectural barrier and other applicable disabilities laws;

(xix)          evidence that all applicable impact fees, use fees, utility reservation deposits, connection fees, and other fees and assessments related to the streets and utilities servicing or proposed to service the Land and/or Improvements have been paid or are included in the Budget, including such fees and assessments which are required to make such utility services available for use;

(xx)           evidence that Borrower has paid all other fees, costs and expenses (including the fees and costs of Lender's counsel) then required to be paid pursuant to this Agreement and the other Loan Documents, including all fees, costs, and expenses that Borrower is required to pay pursuant to any Loan application or commitment;

(xxi)           an opinion of counsel for Borrower, which counsel and form of opinion shall be reasonably acceptable to Lender; and

LOAN AGREEMENT – Page 16

(xxii)         if any restrictive covenants are applicable to the Property, evidence that there are no violations of such covenants, and the contemplated use of such Property will not violate such covenants and other matters reasonably required by Lender.

Notwithstanding the requirements of this Section 3.1, Lender may make a preliminary Advance ("Preliminary Advance") at the closing of the Loan in the amount of $1,000, but any such Advance shall not constitute a waiver or relinquishment of any other rights of Lender and the obligations of Borrower with respect to the Initial Advance, as specified in this Section 3.1.

3.2           Conditions to Advance.  The obligation of Lender to make each Advance hereunder, including the Initial Advance (unless otherwise specifically stated below), shall be subject to the prior or simultaneous occurrence or satisfaction of each (as applicable) of the following conditions:

(a)           The Loan Documents shall be and remain outstanding and enforceable in accordance with their terms.

(b)           The Deed to Secure Debt and any other Loan Documents which are to be recorded or filed must have been duly recorded and filed prior to the commencement of any construction or pre-construction activity on the Land, the placing of any materials or supplies on the Land, or the occurrence of any other act which could give rise to a lien claim equal or superior to the liens and security interests created by the Loan Documents.  Borrower must have delivered to Lender and the Title Company such certifications of the foregoing as may be requested by Lender or the Title Company.

(c)           Lender shall have received a down date title endorsement, dated within five (5) days of the requested Advance (other than the Initial Advance), from the Title Company showing no state of facts objectionable to Lender, including a showing that title to the Leasehold Estate is vested in Borrower and that no claim for mechanics' or materialmen's liens had been filed against the Property, except a lien that is being contested pursuant to and in compliance with the Deed to Secure Debt.

(d)           The representations and warranties made by Borrower, as contained in this Agreement and in all other Loan Documents, shall be true and correct as of the date of each Advance, and the submission by Borrower of a Draw Request shall be deemed to be such representation and warranty.

(e)           Borrower shall have fully complied with and performed all covenants made by Borrower to Lender that are to be complied with or performed on or before the date of the Advance pursuant to the provisions of any of the Loan Documents, and the submission by Borrower of a Draw Request shall be deemed to be such representation and warranty.

(f)           Lender's lien against the Leasehold Estate and security interest in all Borrower's interest in the personal property described in the Loan Documents shall be duly perfected in a first priority lien and security interest position.

(g)           Lender shall have received from Borrower and approved a Draw Request for such Advance.  Each such Draw Request shall be completed, executed, and sworn to by Borrower and, if required by Lender, by the General Contractor and Design Professional.  If requested by Lender, each Draw Request must have been approved by the Inspector.  Each such Draw Request shall certify and reflect such matters as Lender may require, including (i) that the requested amount does not exceed 100% of the then unpaid cost of construction of the Improvements since the last Draw Request furnished hereunder; (ii) that said construction was performed in accordance with the Plans; (iii) that the Draw Request, and matters reflected therein, are in conformity with the Budget; and (iv) that construction of the Improvements can be completed on or before the Completion Date for additional costs not in excess of the amount then available under the Loan plus the amount (if any) in the Advance Account and any Special Account for such purpose.

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(h)           Borrower shall have furnished to Lender, from the General Contractor and each Major Subcontractor, (i) a lien waiver and release, in form and content acceptable to Lender, for all work and materials covered by the immediately preceding Draw Request, except with respect to a lien that is being contested pursuant to and in compliance with the Deed to Secure Debt, (ii) a log ("Subcontractor Status Log"), in the form attached hereto as Exhibit D-1, filled out, as appropriate, for each Major Subcontractor performing work listed in any hard cost Allocation in the Budget, and (iii) such other instruments and documents as Lender may from time to time request, including an invoice, statement, or bill for any work performed or completed or materials furnished (whether on the Land or off-site), in form and content, and containing such certifications, approvals, and other data and information, as Lender may require.  Lien waivers, releases and other documents will not be required with respect to work covered by the soft costs Allocations specified in the Budget.

(i)           There shall exist no uncured Event of Default and there shall exist no event or fact that with the giving of notice, the passage of time, or both would constitute a breach by any obligated party (other than Lender) under any of the Loan Documents.

(j)           The Improvements shall not have been destroyed or damaged by fire or other casualty which has not been repaired to the reasonable satisfaction of Lender, nor shall any material part of the Property be subject to condemnation proceedings or negotiations for sale in lieu thereof.

(k)           All personal property not yet incorporated into the Improvements, but which is to be paid for out of such Advance, must then be located upon the Land, or secured in a method acceptable to Lender, and if requested by Lender, Lender shall have received evidence thereof.

(l)           Except in connection with the Initial Advance, Borrower shall have furnished to Lender and/or the Inspector such city inspection reports (to the extent provided by the city), budget variance reports, and other matters with respect to the construction of the Improvements as may be reasonably requested by Lender, all in form and substance reasonably acceptable to Lender.

(m)           Borrower shall have disbursed, or Borrower shall be disbursing with the requested Advance, (i) all funds in the Advance Account, (ii) all Borrower Equity, (iii) all Borrower's Deposits made or required to be made as of the date of the Advance, and (iv) any funds in a Special Account that are intended to be used in connection with or before the subject Advance, except to the extent any of the foregoing are being held in connection with a bona fide dispute with the payee.

(n)           Lender shall have received such other documents and items as it may reasonably have requested at any time prior to, at or subsequent to the execution of this Agreement, each of which must be acceptable to Lender.

(o)           No Material Adverse Effect shall exist.

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3.3           Satisfactions and Representations for Advances.  Before any Advance is made, all applicable conditions to the Advance must have been satisfied at Borrower's sole cost and expense in a manner acceptable to Lender.  Borrower acknowledges that delays in an Advance may result from the time required by Lender to verify satisfactory fulfillment of any and all conditions to a given Advance, and hereby consents to such delays.  Unless Lender has provided its agreement in writing to the contrary, each Draw Request constitutes Borrower's representation and warranty to Lender that (i) all prior disbursements, as well as that currently being requested, were and will be used in strict compliance with the Budget, the approved Draw Requests, and the other Loan Documents, (ii) no Event of Default exists, and no event exists that, with notice and/or the passage of time, could become a default or event of default under any of the Loan Documents, (iii) all applicable conditions in this Agreement for the subject Advance have been satisfied; and (iv) the undisbursed proceeds of the Loan together with the balance of the Advance Account and the balance of any Special Account established for the following purposes are sufficient to pay all costs related to completion of the Improvements (including issuance of all permits, licenses, and certificates related to the completion and use), plus other costs which may accrue related to the Improvements or the Land during the construction period, plus any other unpaid costs contained in the Budget.

3.4           Advance Procedures.  For each Advance other than the Initial Advance, Borrower must submit to Lender a written Draw Request.  Each Draw Request must include the information and documentation required in this Agreement, along with the lien waivers and releases, information, certifications, approvals, instruments, and documents required as a condition to the requested Advance (except the down date endorsement to the Title Insurance must be received by Lender prior to the date that the requested Advance is actually made).  In each Draw Request, Borrower must (i) specify the amount of such Draw Request that applies to each Budget Allocation, and (ii) identify all funds being used to pay any portion of the costs reflected in the Draw Request other than the funds being requested to be Advanced, and identify the sources and respective amounts from each source of such other funds.  A Draw Request must state the date the Advance is requested, which shall be at least five (5) Business Days after Lender receives the Draw Request.  All Draw Requests shall account for the retainage and other withholdings required pursuant to Section 3.6 hereof.  Without limiting any of the other provisions in this Agreement, Lender shall not be required to approve any Draw Request or make an Advance if (i) any cost requested in the Draw Request is not set forth in the Budget, (ii) the requested amount, when added to all prior Advances and any applicable retention requirements for such line item, would exceed the lesser of (A) the actual cost incurred by Borrower for such item, or (B) the sum allocated in the Budget for such line item, or (iii) an amount is requested directly from a contingency line item.

3.5           Borrower's Deposit.  If at any time and from time to time Lender shall in its sole discretion deem that the undisbursed proceeds of the Loan, plus the then balance of the Advance Account and any Special Account to be applied to construction costs of the Improvements, are insufficient to meet the costs of completing construction of the Improvements (including all unpaid nonconstruction costs, costs for work and materials completed or provided but not paid for, and all costs of work and materials not completed or provided), plus the costs of insurance, ad valorem taxes, and other normal costs related to the Property, plus any other unpaid costs contained in the Budget, Lender may refuse to make any additional Advances to Borrower hereunder until Borrower shall have deposited with Lender in the Advance Account or a Special Account, as Lender may require, sufficient additional funds as a Borrower's Deposit to cover the deficiency which Lender deems to exist.  Such Borrower's Deposit will be disbursed by Lender to Borrower pursuant to the terms and conditions hereof as if they constituted a portion of the Loan proceeds, prior to the Advance of any Loan proceeds.  Borrower agrees to establish such Special Account (if applicable) and make the  Borrower's Deposit into the Advance Account or Special Account, as applicable, within fifteen (15) days after written demand by Lender.  Unless required by Governmental Requirements, Lender shall not be required to pay interest on the Borrower's Deposit.

3.6           Retainage.  An amount equal to the Retainage Percentage of all hard costs of construction under the Construction Contract and any and all subcontracts entered into by a Contractor for which an Advance has been made, plus the amount of any claims asserted by any laborers or materialmen against any portion of the Property pursuant to stop notices, lien claims or similar demands or notices received by Lender (which have not been bonded against or otherwise secured in accordance with the applicable provisions of the Deed to Secure Debt), shall not be disbursed by Lender.  Such retainage shall be disbursed by Lender to Borrower, excluding the amount of any such unbonded or unsecured lien claims, plus potential costs and interest related thereto (which funds will be disbursed only as such claims are resolved satisfactorily bonded around in addition to the satisfaction of the following conditions), when all of the following have occurred to the satisfaction of Lender:

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(a)           Lender has received the Certificate of Substantial Completion executed by Borrower and the appropriate Design Professional, and approved by the Inspector, stating that the Improvements have been completed in accordance with the Plans.

(b)           Lender shall have received such other evidence as Lender may require that no mechanics' or materialmen's liens or other encumbrances have been filed and remain in effect against the Property, and the time periods for the filing of any stop notice or lien claim with respect to the construction of the Improvements shall have elapsed without the filing or providing of any such stop notice or lien claim.  The Design Professional, Contractor, and all subcontractors and material suppliers who performed or provided work or materials related to the Improvements have been paid in full, subject to the release of the retainage as provided in the last paragraph of this Section 3.6.

(c)           Each applicable Governmental Authority shall have duly inspected and approved the Improvements and the occupancy of same and issued the appropriate permit, license or certificate of occupancy, to evidence such approval.

(d)           All conditions to an Advance contained in Sections 3.1 and 3.2 are satisfied.

(e)           Thirty (30) days shall have elapsed from the later of (i) the date of the completion of the Improvements, if such Affidavit of Completion is filed within ten (10) days after such date of completion, or (ii) the date of filing of such Affidavit of Completion if such Affidavit of Completion is filed ten (10) days or more after the date of the completion of the Improvements.

Notwithstanding the previous provisions of this Section 3.6 to the contrary, Lender hereby agrees to release separately the amount of retainage not disbursed with respect to each subcontractor providing services or materials for the construction of the Improvements, but only after (i) all other conditions to an Advance are satisfied, (ii) the Inspector approves the separate release of such amount, and (iii) such subcontractor and the General Contractor execute an affidavit, lien waiver, and release in form and substance acceptable to Lender in Lender's sole discretion, for the benefit of Lender stating (A) that the subcontractor has completed all of its services relating to the construction of the Improvements and has been paid in full for such services, and (B) that the subcontractor waives and releases any mechanic's and materialmen's or other liens it may have against the Improvements and the Property.

3.7           Advance not a Waiver.  Lender may make an Advance of all or any portion of a Draw Request notwithstanding the fact that one or more of the conditions contained in Sections 3.1 and 3.2 hereof have not been satisfied, have not occurred, or do not exist, but such action by Lender shall not be deemed to be a waiver of the requirement that any such condition be satisfied, have occurred, and/or exist as a condition precedent to any future Advance by Lender pursuant to this Agreement or any of the other Loan Documents.  If Lender makes an Advance before fulfillment of one or more conditions to such Advance, Lender may require fulfillment of such conditions before making any subsequent Advance.  No Advance shall constitute a waiver of any breach of any provision of  this Agreement or of any Event of Default, nor of any default or event of default under any of the other Loan Documents, nor shall any Advance have the effect of precluding Lender from pursuing Lender's rights or remedies with respect to any such breach, Event of Default, or other default.

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3.8           Advance not an Approval.  The making of any Advance shall not be deemed an approval or acceptance by Lender of any work, materials, or other matters related to the construction of the Improvements, the Property, or any actions taken in connection therewith.

3.9           Funds Transfer Disbursements.  Borrower hereby authorizes Lender to disburse the proceeds of the Loan pursuant to the Loan Documents as requested by an authorized representative of the Borrower.  Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower.  If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Lender takes these actions Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Lender and Borrower.  Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made.  Lender may delay or refuse to accept a funds transfer request if the transfer would: (i)  require use of a bank unacceptable to Lender or prohibited by government authority, (ii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or (iii) otherwise cause Lender to violate any applicable law or regulation.  Lender shall not be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower's transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender's control, or (iii) unless due to the willful misconduct of Lender, any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract, or (B) Lender or Borrower knew or should have known the likelihood of these damages in any situation.  Lender makes no representations or warranties other than those expressly made in this Agreement.

ARTICLE 4 - WARRANTIES AND REPRESENTATIONS

Borrower hereby unconditionally warrants and represents to Lender, as of the date hereof and at all times during the term of the Agreement, as follows.

4.1           Governmental Requirements.  No material violation of any Governmental Requirements exists with respect to the Property, and neither the Borrower nor, to Borrower's knowledge, any Guarantor or any Constituent Party, are, nor will they be, in default with respect to any Governmental Requirements.  The Improvements, when constructed in accordance with the Plans, will comply with all applicable Governmental Requirements and Legal Requirements.

4.2           Utility and Municipal Services.  All utility services of sufficient size and capacity necessary for the operation of the Improvements for their intended purposes are available at or within the property line of the Land, including potable water, storm drainage, sanitary sewer, gas, electric, and telephone facilities, and such utilities have been accepted by applicable Governmental Authorities if required.  The Land and Improvements are served by fire, police and ambulance service by the local Governmental Authority.

4.3           Easements; Access.  All easements and rights-of-way required by all Governmental Authorities and from private parties for the construction of the Improvements and the use and operation of the Property for its intended purposes (including for all utility services and all access) have been obtained and recorded in the appropriate records of the county in which the Land is located.  All off-site roads and public utilities necessary for the full utilization of the Land and Improvements for their intended purposes have been completed, dedicated to the public use, and accepted by the appropriate Governmental Authorities.

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4.4           Uses.  The present and intended uses of the Property are permitted by, and comply with, all zoning ordinances, subdivision and platting requirements, deed restrictions, other restrictive covenants, licensing requirements, building codes, flood disaster and environmental protection laws, and other Governmental Requirements and Legal Requirements affecting the use or occupancy of the Property.

4.5           Flood Plain.  No portion of the Property is located within any designated flood plain or special flood hazard area, or if the Land is in flood hazard area, and Lender has approved same (such approval being in the sole and absolute discretion of Lender), Borrower has executed Lender's Notice of Flood Hazard Area and/or such other documentation required by Lender, and Borrower has obtained and will maintain flood insurance coverage for the Property as otherwise specified herein.

4.6           [intentionally omitted].

4.7           No Commencement.  No construction has commenced or has been otherwise performed on the Land, and no destruction or removal of any existing improvements, no site work, clearing, grading, grubbing, draining, or fencing of the Land has occurred, and no equipment or material has been delivered to or placed on the Land which in any way relates to construction or in preparation of construction, prior to recording the Deed to Secure Debt in the appropriate records of the county in which the Land is located.  No affidavit or notice of commencement of construction of the Improvements, has been or will be executed or recorded, which could cause a lien, including a mechanic's or materialman's lien or similar lien, to achieve priority over the Deed to Secure Debt or the rights of Lender thereunder.

4.8           No Proceedings.  Except as disclosed on a schedule (if any) attached hereto, none of the following will cause or have a Material Adverse Effect:  (i) any actions, suits, or proceedings, at law or in equity, pending before any Governmental Authority or arbitrator or, to the best of Borrower's knowledge and belief, after due inquiry, threatened against or affecting Borrower, any Guarantor, or any Constituent Party or involving the Property; (ii) outstanding or unpaid judgments against the Borrower, any Guarantor, any Constituent Party, or the Property; or (iii) defaults by Borrower, any Guarantor, or any Constituent Party with respect to any order, writ, injunction, decree, or demand of any Governmental Authority or arbitrator.

4.9           Plans; Construction Contract; Design Services Contract.  The Plans, Construction Contract, and Design Services Contracts are satisfactory to Borrower, are in compliance with all applicable Governmental Requirements and Legal Requirements, to the extent required by any applicable Governmental Requirements or Legal Requirements, have been approved by each party required by such Governmental Requirements or Legal Requirements, and have each been fully and duly executed by all parties thereto.  Borrower's interest therein is not subject to any claim, setoff, or encumbrance.  The copy of each Construction Contract, Design Services Contract, and the Plans that the Borrower has furnished or will furnish to Lender is or will be (as applicable) a true and complete copy thereof, including all exhibits and amendments thereto, if any.  The Plans are complete in all material respects, contain all necessary detail for construction of the Improvements, and have been signed and sealed by the Design Professional(s) who prepared such Plans.

4.10           Leases.  All Leases (if any) have been duly executed by all parties thereto and are in full force and effect.  There are no defaults under any Leases (other than immaterial breaches by the tenant), and Borrower has not received notice of a breach or default under any Lease that has not been fully cured.  All conditions to the effectiveness or continuing effectiveness of all Leases (if any) required to be satisfied as of the date in question have been satisfied.

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4.11           Property Contracts.  To Borrower's best knowledge, all Property Contracts (if any) have been duly executed by all parties thereto and are in full force and effect.  Borrower is not, and to Borrower's best knowledge, no other party is, in default, and there exists no event or fact that with the giving of notice, the passage of time, or both, would constitute a default under any material Property Contract.

4.12           Tax Parcel.  The Leasehold Estate constitutes a separate tax lot or lots with a separate tax assessment or assessments for the Land and Improvements, independent of those for any other lands or improvements.

4.13           No Transfer.  Borrower has not directly or indirectly conveyed, assigned, or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights, or other similar rights, privileges, or attributes with respect to the Property, including those arising under any zoning or land use ordinance or other law or governmental requirement.

4.14           Other Contracts.  Except as otherwise provided for in the Loan Documents, the Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien or a right to a lien on the Property.

4.15           Disclosure to Guarantor.  Before any Guarantor became obligated in connection with the Loan, Borrower made full disclosure to that Guarantor regarding Borrower's financial condition and business operations, the proposed, present, and former condition, uses, and ownership of the Property, and all other circumstances bearing upon Borrower's ability to pay and perform its obligations under the Loan Documents.

4.16           Sale of Property.  Borrower has no current plans to sell and has not entered into any agreement to sell or to provide any person or organization an option to purchase all or any portion of the Property.

4.17           Disclosure.  Borrower has not failed to disclose to Lender any fact known to it or which should reasonably be expected to be known to it which materially and adversely affects, or which Borrower anticipates, or should reasonably be expected to anticipate, will materially and adversely affect, Borrower, any Guarantor (if any) or any Constituent Party (if any), their ability to perform their respective obligations under the Loan Documents, and/or the Property.

4.18           Statements.  No certificate, statement, report, or other information delivered prior hereto, concurrently herewith, or hereafter by Borrower, any Constituent Party (if any), or any Guarantor (if any) to Lender in connection herewith, or in connection with any transaction contemplated hereby, contains or will contain any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading, and same are, or will be, as the case may be, true, complete, and accurate in all material respects as of the date hereof (if given prior to or contemporaneously herewith) or as of the date thereof (if given after the date hereof).

4.19           Business Loan.  The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of Borrower.

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4.20           Single Asset Real Estate Entity.  Borrower is a "single asset real estate" entity as contemplated in 11 U.S.C. Section 362 and other applicable Debtor Relief Laws.

4.21           SPE/Bankruptcy Remote Covenants.  Borrower represents, warrants and covenants as of the date hereof and until such time as the Loan is paid in full, that Borrower:

(a)           has not owned, does not own and will not own any asset other than (i) the Property, and (ii) incidental personal property necessary for the operation of the Property;

(b)           has not engaged, is not engaged and will not engage in any business other than the ownership, management and operation of the Property;

(c)           will not enter into any contract or agreement with any shareholder, partner, principal, member or Affiliate of Borrower or any Affiliate of any of the foregoing, except in the ordinary course of business and upon terms and conditions that are intrinsically fair and are no less favorable to it than those that would be obtained in a comparable arms-length transaction with an unrelated third party;

(d)           has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Loan or the costs to be disbursed with Loan proceeds or Borrower's Equity, and (ii) after Completion, unsecured trade and operational debt incurred in the ordinary course of business not outstanding for more than sixty (60) days with trade creditors and in amounts as are normal and reasonable under the circumstances;

(e)           will not cause or allow any debt whatsoever to be secured (senior, subordinate or pari passu) by the Property, except the Loan;

(f)           has not made and will not make any loans or advances to any Person (including any shareholder, partner, principal, member or Affiliate of Borrower, or any Guarantor);

(g)           is and will be solvent and pay its debts from its assets as the same shall become due;

(h)           has done or caused to be done and will do all things necessary to preserve its existence and corporate, limited liability company and partnership formalities (as applicable), and will not, nor will any partner, limited or general, or member or shareholder thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, certificate or articles of incorporation or formation, or by-laws or limited liability company agreement, operating agreement or regulations, in a manner which adversely affects Borrower's, or any such partner's, member's or shareholders' existence as a single-purpose, single-asset "bankruptcy remote" entity;

(i)           will conduct and operate its business as presently or as herein contemplated to be conducted and operated;

(j)           has maintained, and will maintain books and records and bank accounts separate from those of its Affiliates, including its general partners, principals and members;

(k)           will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Borrower, any Constituent Party of Borrower, any Guarantor or any Affiliate of Constituent Party or Guarantor); has corrected, and shall correct any known misunderstanding regarding its status as a separate entity; has conducted, and shall conduct, its business in its own name; has paid, and will pay, its own liabilities out of its own funds and assets; has not, and shall not identify itself or any of its Affiliates as a division or a part of the other; and has maintained and utilized, and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks from any other Person;

LOAN AGREEMENT – Page 24

(l)           will file its own tax returns;

(m)           will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(n)           will not, nor will any shareholder, partner, principal, member or Affiliate, seek the dissolution or winding up, in whole or in part, of Borrower;

(o)           will not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any Person;

(p)           has not, and will not commingle the funds and other assets of Borrower with those of any shareholder, partner, principal, member or Affiliate, or any other Person;

(q)           has maintained, and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person;

(r)           has, and any general partner or managing member of Borrower has, at all times since their respective formation, observed all legal and customary formalities regarding their respective formation and will continue to observe all legal and customary formalities;

(s)           does not and will not hold itself out to be responsible for the debts or obligations of any other Person; and

(t)           upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Borrower shall not seek a supplemental stay or otherwise pursuant to Section 105 or any other provision of the Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any guarantor or indemnitor of the secured obligations or any other Person liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

4.22           Construction Contract.  The Construction Contract with the General Contractor shall have a guaranteed maximum price in an amount not greater than the costs for construction of the Improvements as specified in the Budget and shall otherwise be acceptable to Lender in its reasonable discretion.

4.23           Master Lease.  The Master Lease has been duly executed by all parties thereto and is in full force and effect.  There are no defaults, or conditions or circumstances which with the giving of notice of passage of time, or both, would constitute defaults, under the Master Lease.  All conditions to the effectiveness or continuing effectiveness of the Master Lease which are required to be satisfied as of the date in question have been satisfied.

4.24           Sublease.  The Sublease has been duly executed by all parties thereto and is in full force and effect.  There are no defaults, or conditions or circumstances which with the giving of notice of passage of time, or both, would constitute defaults, under the Sublease.  All conditions to the effectiveness or continuing effectiveness of the Sublease which are required to be satisfied as of the date in question have been satisfied.

LOAN AGREEMENT – Page 25

4.25           LTACH Lease.  The LTACH Lease has been duly executed by all parties thereto and is in full force and effect.  There are no defaults, or conditions or circumstances which with the giving of notice of passage of time, or both, would constitute defaults, under the LTACH Lease.  All conditions to the effectiveness or continuing effectiveness of the LTACH Lease which are required to be satisfied as of the date in question have been satisfied.

4.26           Floyd Lease.  The Floyd Lease has been duly executed by all parties thereto and is in full force and effect.  There are no defaults, or conditions or circumstances which with the giving of notice of passage of time, or both, would constitute defaults, under the Floyd Lease.  All conditions to the effectiveness or continuing effectiveness of the Floyd Lease which are required to be satisfied as of the date in question have been satisfied.

ARTICLE 5 - COVENANTS OF BORROWER

Borrower hereby unconditionally covenants and agrees with Lender, until the Loan shall have been paid in full and the lien of the Deed to Secure Debt shall have been released, as follows.

5.1           Plans, Construction Contract, and Design Services Contract Approvals and Amendments.  Borrower shall deliver to Lender a true and complete copy of the Plans, the Construction Contract, and the Design Services Contract for Lender's review and approval, including each amendment or supplement thereto.  Lender's approval is subject to Lender being satisfied, in Lender's reasonable discretion, with each Contractor, each Design Professional, the terms and conditions of the Construction Contract and the Design Services Contract, all aspects of the Plans, and any other issues or matters related thereto.  The Plans, Construction Contract, and Design Services Contract will not be amended, altered, or changed (pursuant to change order, amendment, or otherwise) unless the same shall have been approved in advance (A) in writing by Lender (except to the extent Lender's approval is expressly not required for such action as provided in this Agreement), (B) by all requisite Governmental Authorities, (C) by each surety under payment or performance bonds (if any) covering the Construction Contract or otherwise covering the construction of all or any portion of the Improvements, (D) by each tenant under an existing Lease, if and to the extent such approval is required under such Lease, (F) by Hospital Authority, if and to the extent such approval is required under the Master Lease, and (F) by Master Lessee, if and to the extent such approval is required under the Sublease. Notwithstanding the foregoing, Borrower shall not be required to obtain Lender's approval of an amendment to the Plans made pursuant to a change order which satisfies all of the following conditions:  (i) such amendment does not have a material effect on the contemplated Improvements, and complies with all Governmental Requirements and other requirements applicable thereto and all other requirements of the Loan Documents and all existing Lease; (ii) such amendment does not increase the cost of the construction of the Improvements; (iii) such amendment does not substitute a lesser quality material; (iv) the Completion Date is not changed; (v) the Budget is not modified, including any line item or contingency; and (vi) Borrower, Contractor, and the Design Professional who prepared the Plans approve such amendment and the corresponding change order in writing, and a copy of such approval and change order is promptly provided to Lender and the Inspector.

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5.2           Construction.  No construction will be commenced or otherwise performed on the Land until after (i) the Deed to Secure Debt is duly recorded in the appropriate records of the county in which the Land is located; (ii) Lender has approved, in writing, the Plans; and (iii) Lender has approved, in writing, each Construction Contract and Design Services Contract which in any way relate to, or will relate to, the construction being performed.  Borrower will cause the construction of the Improvements (i) to be constructed pursuant to the Construction Contract; (ii) to commence by the Commencement Date and to be prosecuted with diligence and continuity until completion; and (iii) to be constructed in a good and workman like manner; (iv) to comply with the Plans and all applicable Governmental Requirements and Legal Requirements; and (v) to be completed on or before the Completion Date, free and clear of liens or claims for liens, except for liens created by the Loan Documents and any liens inferior to the lien of the Loan Documents which inferior liens have been approved in writing by Lender.  Borrower must resolve all disputes arising in connection with the construction of the Improvements in a manner allowing the construction to proceed expeditiously and to be completed by the Completion Date.  Further, from time to time, Lender may direct Borrower to provide such additional reports related to the construction as Lender may reasonably request, and Borrower agrees to provide such reports promptly.

5.3           Contracts.  Borrower will (i) deliver to Lender, or its representatives, immediately upon demand, counterparts and, if requested by Lender, conditional assignments, of any and all contracts, bills of sale, chattel paper, statements, conveyances, receipted vouchers, or agreements of any nature under which Borrower claims title to any materials, fixtures, or personal property used or to be used in the construction of the Improvements; (ii) either cause each Construction Contract and Design Services Contract to contain a provision specifically subordinating any lien right against the Property to the liens and security interests created by the Loan Documents or cause the other party thereto to execute any and all instruments, acceptable in form and substance to Lender, to accomplish the same; (iii) cause each Construction Contract to be based on a fixed price or a guaranteed maximum contract amount consistent with the Budget; (iv) if Lender shall request, furnish Lender with a list of Major Subcontractors (including laborers, materialmen, and any others) who are to provide materials for or perform work with respect to the Improvements, and promptly notify Lender of any changes to any list provided to Lender; and (v) comply with and satisfy all the terms and conditions of Borrower under the Construction Contract, the Design Services Contract, any Leases, and any other Property Contracts.

5.4           Inspector; Inspections.  Lender shall be entitled to engage one or more Inspectors from time to time to assist Lender with any and all matters related to the development and construction of the Property, including (i) review and advice as to the Plans, each Construction Contract, and each Design Services Contract, and any change orders or amendments thereto; (ii) review and advice as to the Budget, Construction Schedule, Draw Requests, cost breakdowns, other schedules, affidavits, certificates, reports, tests, and other matters prepared in connection with the construction of the Improvements; (iii) adherence to the Plans, Construction Schedule, and any other schedules or reports and progress thereof; (iv) review and advice as to required permits, licenses, and compliance with Governmental Requirements and Legal Requirements; (v) coordination with Borrower, Contractor, Design Professional, and Governmental Authorities in connection with any of the foregoing; and (vi) assistance with any other matter related to the construction of the Improvements or the Property or the proposed use of the Property as Lender may reasonably request.  Borrower will pay the fees and expenses of, and cooperate with, the Inspector, and will cause the Design Professional, Contractor, and each of the subcontractors and the employees of each of them, to cooperate with the Inspector, and, upon request by Lender or Inspector, Borrower will furnish the Inspector whatever the Inspector may reasonably consider necessary or useful in connection with the performance of the Inspector's duties.  Without limiting the generality of the foregoing, Borrower shall furnish or cause to be furnished for review and copy the Plans and details thereof, working drawings, schedules, reports, tests, samples of materials, licenses, permits, certificates of Governmental Authorities, zoning ordinances, building codes, lists of and contact information for all contractors, subcontractors, and materials suppliers, and copies of contracts, change orders, and amendments which relate to the Property (including construction thereof).  Borrower agrees to comply with all reasonable requirements of the Inspector with respect to any Draw Request or construction issues.  Borrower will permit Lender, the Inspector, and/or their representatives to enter the Property for the purposes of inspecting same and performing their rights granted pursuant to the Loan Documents.  Borrower acknowledges that the duties of the Inspector run solely to Lender and that the Inspector shall have no obligations or responsibilities whatsoever to Borrower, Design Professional, Contractor, or to any of Borrower's, Design Professional's, or Contractor's agents, employees, contractors, or subcontractors.  Lender can authorize in writing the Inspector, in Lender's sole discretion, to accept delivery of any item that Borrower is to deliver to Lender and to provide any approval that Lender is to provide.  If the Inspector has been so authorized in writing, delivery of the authorized item to the Inspector shall be deemed delivery to Lender and an approval by the Inspector shall be deemed an approval by Lender; provided that Borrower can only rely on the Inspector being so authorized if Borrower has received written confirmation of such authorization by Lender.

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5.5           Insurance.  Borrower shall, at Borrower's own expense, obtain (and/or cause Specialty Hospital to obtain), maintain, and keep in full force and effect, at all times prior to the full payment and satisfaction of all Indebtedness and  Obligations, property, commercial general liability, and other types and forms of insurance coverage with respect to the Property and activities conducted thereon as may be required by Lender in accordance with Lender's insurance requirements as delivered to Borrower from time to time, including but not limited to the following.

(a)           Builder's Risk Insurance.  Prior to commencing and during any construction on the Land, and with respect to the General Contractor, builder's risk insurance, including theft, to insure, without limitation, all buildings, machinery, equipment, materials, supplies, temporary structures, foundations, other underground property, tenant improvements, personal property, and all other property of any nature on-site, off-site, and while in transit which is to be used in fabrication, construction, and completion of the Improvements (other than tenant finish-out improvements not financed hereby) being constructed, and to remain in effect until all such Improvements being constructed have been completed and accepted by Borrower and Lender (or Lender's designee) and a certificate of occupancy (or similar permit) has been issued.  Such insurance shall be provided on a replacement cost value basis and shall (i) be on a non-reporting, completed value, form; (ii) cover damage to landscaping and debris removal expense (including removal of pollutants); (iii) provide that Borrower can complete and occupy the premises without further written consent from the insurer; (iv) cover loss of income resulting from delay in occupancy, loss and damage to property due to faulty or defective workmanship or materials and error in design or specification, and loss while the property is in the care, custody and control of others to whom the property may be entrusted; (v) not exclude losses due to explosions or collapses or underground hazards; (vi) cover soft costs and continuing expenses not directly involved in the direct cost of construction or renovation, including interest on money borrowed to finance construction or renovation, advertising, promotion, real estate taxes and other assessments, the cost of renegotiating leases, architectural and engineering costs, legal and accounting costs, and other expenses incurred as the result of property loss or destruction by the insured peril; (vii) cover riots, civil commotion, vandalism, and malicious mischief; (viii) not contain any safeguard warranties; and (ix) not contain any monthly limitation.

(b)           Property Insurance.  Prior to termination of the builder's risk insurance obtained pursuant to subsection (a) above or issuance of a certificate of occupancy (or similar permit), whichever occurs first, and with respect to any of the Property which is not the subject of construction pursuant to the Plans and which is otherwise covered by a builder's risk insurance policy, Borrower shall have obtained (and/or cause Specialty Hospital to obtain) and maintained an "all-risk" or "broad form" insurance insuring the Property from all perils generally covered by such policy type.  The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost of the Improvements, without reduction for depreciation.  The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Lender's election, by reference to such indexes, appraisals, or other information as Lender determines in its reasonable discretion.  Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender's approval.

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(c)           Flood Insurance.  If any portion of the Improvements is located in an area identified by the United States Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968  and Flood Disaster Protection Act of 1973, as amended, Borrower shall keep the Improvements insured against loss by flood in an amount at least equal to the outstanding principal amount of the Loan or the maximum limits of coverage available with respect to the Property, whichever is less.

(d)           Contractor Insurance.  If requested by Lender with respect to any time improvements are under construction on the Land, Borrower shall cause each Contractor performing any of such construction work to maintain worker's compensation insurance or other applicable insurance providing coverage for injuries to such Contractor's personnel, auto liability insurance, and general liability insurance, all in amounts and providing coverage as is reasonably acceptable to Lender.

(e)           Commercial General Liability Insurance.  Commercial general liability insurance coverage for bodily injury and property damage related to the ownership, maintenance, and use of the Property.  Lender may require such policies to:  (i) be no less than $1,000,000 per occurrence and $2,000,000 in the aggregate for all occurrences; (ii) insure against such risks of liability as are commonly covered by broad form commercial liability policies in general use for owners of properties similar to the Property, and such other risks as Lender may from time to time designate for coverage under Borrower's policies; and (iii) include Lender, and its successors and assigns, as additional insured.

(f)           Rental Loss/Business Interruption Insurance.  If requested by Lender at any time, Borrower shall provide, and maintain in force, at Borrower's sole expense, loss of rental income insurance, loss of earnings insurance, extra expense insurance, business interruption insurance, or other forms of coverage to protect the income or earnings of the Property, in form, coverage, and liability amount acceptable to Lender.  Such policy shall provide coverage for a period of twelve (12) months.

(g)           Other Insurance.  Such additional insurance as Lender may from time to time reasonably require against other insurable hazards, perils, injuries, damages, or other risks, including worker's compensation, auto liability, boiler and machinery, earthquake, and environmental impairment liability coverage; provided that Lender may only require coverage for risks not required by Lender at origination of the Loan if such risks are commonly required to be insured against by Lender for similar circumstances or risks, and provided such insurance is reasonably available.

(h)           COLLATERAL PROTECTION INSURANCE NOTICE.  (A) BORROWER IS REQUIRED TO:  (i) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT LENDER SPECIFIES; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF GEORGIA OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS THEREFOR; AND (C) IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN CLAUSES (A) OR (B) HEREOF, LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER'S EXPENSE.

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Each policy of insurance required pursuant hereto shall be in an amount, for a term, and in a form and content, shall contain such deductibles, shall insure against such hazards, perils, injuries, damages, and other risks, and shall be provided through such insurance companies that are authorized to do business in the state in which the Land is situated, as may be reasonably satisfactory to Lender, and a copy of each policy shall, if required by Lender, be delivered to and remain in the possession of Lender as further security for the Loan.  Such policy or policies of insurance (except insurance provided pursuant to subsections (d) and (e) above and worker's compensation) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender, its successors and assigns (and not payable jointly to Borrower or other insureds), including, as applicable, a loss payee or mortgagee clause endorsement, in favor of and in form acceptable to the Lender.  Any commercial liability insurance policy required by subsections (d) and (e) above shall name Lender as an additional insured pursuant to an endorsement acceptable to Lender.  Without implying a right to obtain co-insurance, all co-insurance requirements (if any) shall be met at all times.  Each insurance policy issued in connection herewith shall provide by way of endorsements, riders or otherwise that:  (i) the coverage of Lender shall not be terminated, reduced, or affected in any manner regardless of any breach or violation by Borrower of any warranties, declarations, or conditions in such policy; (ii) no such insurance policy shall be canceled, endorsed, altered, or reissued to effect a change in coverage for any reason and to any extent whatsoever unless such insurer shall have first given Lender thirty (30) days prior written notice thereof; and (iii) Lender may, but shall not be obligated to, make premium payments to prevent any cancellations, endorsement, alteration, or reissuance, and such payments shall be accepted by the insurer to prevent same.  Lender shall be furnished with a certificate of insurance for each policy and if requested by Lender, a copy of each such initial policy coincident with the execution hereof and a certificate of insurance for each policy and if requested by Lender, the a copy of each renewal policy not less than thirty (30) days prior to the expiration of the initial or applicable renewal policy and a certificate of insurance for such policy, together with receipts or other evidence that the premiums thereon have been paid for one (1) year.  Borrower may satisfy the requirements hereof by use of a so-called "blanket policy," provided that the coverage is not diminished and the coverage is separately and individually allocated to the Property.  As further security for the Loan, Borrower hereby assigns to Lender all unearned premiums on any such policy, and agrees that any and all unexpired insurance shall inure to the benefit of, and pass to, Lender (or any other purchaser) upon acquisition by Lender (or such purchaser) of the Property, or any applicable portion thereof, through foreclosure proceedings.

Borrower shall promptly pay all premiums when due on any such policies and renewals thereof and shall furnish Lender with written evidence of such payment.  In the event Borrower fails to provide insurance complying with the provisions hereof or fails to pay the premium therefor, Lender may, but without obligation so to do, without notice to the Borrower, without demand upon Borrower, without releasing Borrower from any obligation hereof, and without curing any Event of Default, obtain insurance, in any amounts determined by Lender, through or from any insurance agency or insurer or insurance underwriter acceptable to Lender, and pay the premium therefor, and Lender by doing so shall not be chargeable with obtaining or maintaining such insurance or for the collection of any insurance monies or for any insolvency of any insurer or insurance company.  Any such insurance obtained by Lender shall be solely for the benefit and protection of Lender, and cannot be relied on by Borrower for protection of Borrower or any of its interests in the Property.  All such costs incurred by Lender shall be part of the Indebtedness and shall accrue interest at the Default Rate from the date paid by Lender until repaid.  Lender, from time to time, may furnish to any insurance agency or company, or any other person, any information contained in or extracted from any insurance policy theretofore delivered to Lender pursuant hereto, and any information concerning the Loan, Borrower, or the Property.  If at any time Borrower obtains insurance related to the Property or the ownership, operation, or income thereof, which is not specifically required by Lender, then Borrower shall nevertheless include Lender as additional insured or loss payee/mortgagee thereto.

To the extent that the Master Lease or the Sublease requires Borrower to carry any types of insurance in amounts greater than those required by the Loan Documents or with exclusions from coverage narrower than those permitted by the Loan Documents, such that compliance with the requirements in the Loan Documents alone might result in a breach of either or both of the Master Lease or the Sublease, Borrower shall, in addition to complying with the requirements set forth in the Loan Documents, provide, maintain, and keep in force the insurance policies required under the Master Lease and the Sublease.

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5.6           Commencement; Completion.  If required or permitted by applicable law, Borrower shall file, on or before the deadline therefor as established by applicable law, an affidavit or certificate ("Affidavit of Commencement") of commencement of construction of the Improvements, duly executed by Borrower, the General Contractor and/or any other person required by applicable law, in the appropriate records of the county in which the Land is situated.  The date of commencement of work set forth in such Affidavit of Commencement shall not be the date of or prior to the date on which the Deed to Secure Debt was recorded.  If permitted or required by applicable law, Borrower shall file on or before the deadline therefor as established by applicable law, an affidavit or certificate ("Affidavit of Completion") of completion of construction of the Improvements, in the appropriate records in the county in which the Land is situated, and shall send a copy of such Affidavit of Completion to each contractor and person as contemplated and within the time frames prescribed by applicable law.

5.7           Compliance with Requirements.  Borrower will timely comply (to prevent any breach) with and satisfy all Governmental Requirements and Legal Requirements that affect or are otherwise related to the Property, its use or occupancy.  Without limiting the foregoing, Borrower shall cause the Improvements to comply, when constructed, with all applicable disabilities laws and architectural barriers laws, including the Americans with Disabilities Act any and all similar laws of the state, county and city in which the Land is situated and all related ordinances, rules, and regulations relating thereto (as same may be amended or succeeded).

5.8           Defects and Variances.  Borrower will, upon demand by Lender and at Borrower's sole expense, promptly correct any structural defect in the Improvements or any variance from the Plans not approved in writing by Lender, it being understood and agreed that the disbursement of any Loan proceeds shall not constitute a waiver of Lender's right to require compliance with respect to any such defects or departures.  If Lender in its reasonable judgment determines that any work or materials fail to conform to any Governmental Requirements, any Legal Requirements or the Plans, or that they otherwise depart from any of the requirements of this Agreement, then Lender may require the nonconforming or defective work to be stopped and withhold its consent to further Advances until the nonconformity or defect, as applicable, is corrected.  If this occurs, Borrower must correct the work to Lender's reasonable satisfaction promptly and halt all other work which may be affected by the nonconforming or defective work pending completion of such corrective work.  No such action by Lender will affect Borrower's obligation to complete the Improvements on or before the Completion Date.

5.9           Surveys.  Borrower will furnish to Lender, at Borrower's expense, the following surveys prepared by a registered engineer or surveyor acceptable to Lender:  (i) a pre-construction title survey of the Land and any existing improvements thereon, prepared by a registered surveyor or engineer and certified to Lender, Borrower, and the Title Company, with a certification in form and substance acceptable to Lender, reflecting such matters as required by Lender and showing no state of facts objectionable to Lender; (ii) if requested by Lender, a foundation survey, upon completion of staking the foundation or completion of the foundation for the Improvements, showing the location of the foundation and all building and set-back lines, property boundary lines, and other matters customarily included in a foundation survey for the type of property and improvements being surveyed; and (iii) an "as built" survey, within sixty (60) days after substantial completion of the Improvements, showing the locations of the Improvements, and certifying that same are entirely within the property lines of the Land, do not encroach upon any easement, setback or building line or restrictions, and are placed in accordance with the Plans, all Governmental Requirements, and all Legal Requirements affecting the Land and/or Improvements, and showing and certifying to such other matters customarily shown and contained in certifications for an "as built" survey for the type of property and improvements being surveyed, and showing no state of facts objectionable to Lender.  All surveys shall be in form and substance reasonably acceptable to Lender.

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5.10           Third Party Property Reports.

(a)           Soils Report.  Prior to the commencement of construction, Borrower shall have delivered to Lender and obtained Lender's approval of a soils report addressed to Lender (or accompanied by a letter to Lender from such engineers authorizing Lender's reliance on such report as if addressed to Lender) and prepared within one (1) year prior to the date hereof by a qualified licensed soils engineer acceptable to Lender.  The soils report shall be based upon adequate due diligence, and shall state that there are no unusual or hazardous soil conditions in, on, under, or around the Property, that no condition or circumstance warranting further investigation or analysis exists in the opinion of the soils engineer, and that construction of all Improvements as proposed is feasible under existing soil conditions so long as the recommendations of the soils report are followed.  The Plans shall incorporate all recommendations of the soils report.

(b)           Environmental Report.  Lender shall have received, at Borrower's expense, an environmental site assessment report with respect to the Property prepared by a firm of engineers approved by Lender, which report shall be satisfactory in form and substance to Lender, and which must be either addressed to Lender or accompanied by a letter to Lender from such engineers authorizing Lender's reliance on such report as if addressed to Lender.

5.11           Appraisals.  In addition to the appraisal contemplated in Section 3.1(d) hereof, Lender may, from time to time, obtain an appraisal of all or any part of the Property prepared by a third-party appraiser engaged directly by Lender and prepared in accordance with written instructions from Lender.  Lender, in Lender's sole discretion, may (but shall have no obligation to) have any such appraisal reviewed by another appraiser.  The cost of any such appraisal and review (if any) shall be borne by Borrower if (i) the appraisal is obtained to confirm compliance with any financial covenants of Borrower pursuant to this Agreement, (ii) is obtained at least 24 months after the last appraisal of the Property, or (iii) the appraisal is obtained after the occurrence of an Event of Default or otherwise required pursuant to applicable rules, regulations or statutes requiring Lender to obtain same.  If the appraisal cost is payable by Borrower, such cost shall be due and payable upon demand from Lender and shall be secured by the Loan Documents.

5.12           Permits; Licenses; Approvals.  Borrower shall (i) timely obtain, in accordance with the Construction Schedule and in conformity with the Plans, building permits and all other permits and licenses, and all approvals or consents of Governmental Authorities and appropriate bodies or persons pursuant to any restrictive covenants, required with respect to the construction of the Improvements; and (ii) obtain prior to the Completion Date, certificates of occupancy and all other permits and licenses required with respect to the occupancy and use of the Property for its intended purposes.

5.13           Negative Covenants.  At no time shall Borrower use, maintain, operate, or occupy, or allow the use, maintenance, operation, or occupancy of, any portion of the Property for any purpose which (i) violates any Governmental Requirement or any Legal Requirement; (ii) in any manner may be dangerous unless safeguarded as required by law; (iii) may constitute a public or private nuisance; (iv) may make void, voidable, or cancelable or increase the premium of any insurance then in force with respect thereto; (v) violates either or both of the Master Lease or the Sublease; or (vi) conduct business or allow the conduct of business or other activities on the Property that are not consistent with the intended uses by the Borrower as contemplated by Lender in making the Loan.  At no time shall Borrower (i) enter into any transaction with any affiliate, except a transaction upon terms that are not less favorable to it than would be obtained in a transaction negotiated at arm's-length with an unrelated third party; (ii) conduct any business other than, or make any material change in the nature of, its business as carried on as of the date hereof; (iii) change its fiscal year or make any significant change in accounting treatment or reporting practices except as required by sound accounting practices consistently applied; (iv) pay or become obligated to pay any management, leasing, sales, or other brokerage or other similar fees to any person or entity unless approved by Lender, provided that Lender shall not unreasonably withhold or delay such approval and provided further that Lender hereby approves Borrower's payment obligations under the Property Management Agreement as delivered to Lender in connection with the closing of the Loan; (v) without thirty (30) days prior written notice to Lender, change the location of its principal place of business or its organizational structure or the state in which Borrower is organized and under which it is governed.

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5.14           Notice to Lender.  Borrower shall promptly, and in any event within ten (10) days after Borrower becomes aware of any of the following events, after the occurrence of any of the following events, notify Lender in writing thereof, specifying in each case the action Borrower has taken or will take with respect thereto:  (i) any violation of any Governmental Requirement or Legal  Requirement; (ii) any litigation, arbitration or governmental investigation or proceeding instituted or threatened against Borrower, any Guarantor, any Constituent Party, or the Property, and any material development therein; (iii) any actual or threatened condemnation of any portion of the Property, any negotiations with respect to any such taking, or any loss of or substantial damage to the Property; (iv) any labor controversy pending or threatened against Borrower or any Contractor, and any material development in any labor controversy; (v) any notice received by Borrower with respect to the cancellation, alteration, or nonrenewal of any insurance coverage maintained with respect to the Property; (vi) any failure by Borrower or any Contractor, subcontractor, or supplier to perform any material obligation under any Construction Contract, Design Services Contract, or subcontract, or any other breach under any Construction Contract or Design Services Contract, or any event or condition which would permit termination of a Construction Contract or Design Services Contract or subcontract or suspension of performance thereunder, or any notice given by Borrower or any Contractor or Design Professional with respect to any of the foregoing; (vii) any lien filed against any portion of the Property or any stop notice served on Borrower in connection with construction of the Improvements; (viii) any required permit, license, certificate, or approval with respect to the Property is not timely issued, or lapses or ceases to be in full force and effect; (ix) there is a Material Adverse Effect; (x) Borrower receives notice from a junior lienholder on the Property, or from any other person or entity asserting a lien against any portion of the Property, of a default or occurrence of an event that with notice and/or the passage of time could be a default with respect to the lien or asserted lien against any portion of the Property; (xi) any breach, default and/or violation of either or both of the Master Lease or the Sublease.

5.15           Brokers.  Borrower will indemnify Lender from claims of brokers arising by reason of the execution hereof or the consummation of the transactions contemplated hereby, where such claims arise from any action taken by Borrower, any Guarantor, or any officer, partner, employee, or representative of any of them.

5.16           Advertising by Lender.  Subject to any prior written approval required under the Sublease, Borrower agrees that during the time that the Improvements are being constructed, Borrower shall erect, or Lender shall erect with Borrower's approval as to location, in a visible location or locations, and thereafter Borrower shall maintain on the Property, one or more advertising signs furnished by Lender indicating that the financing for the Property has been furnished by Lender.

5.17           Lender's Expenses.  Borrower shall pay or reimburse to Lender all reasonable, third party costs and expenses, including attorneys' fees, incurred by Lender (i) in connection with the preparation, execution, delivery, administration (but excluding internal audits and administration), performance or enforcement of the Loan Documents; and (ii) relating to the Property, including title insurance and examination charges, survey costs, insurance premiums, filing and recording fees, and other expenses payable to third parties incurred by Lender in connection with the transactions contemplated or rights granted by this Agreement.

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5.18           Accounts.  Borrower shall maintain all operating accounts, and all other accounts, related to the Property with Lender.  Borrower agrees promptly to execute and provide such documentation and information as Lender may reasonably request in connection with opening, securing, servicing, and closing any accounts opened with Lender pursuant to this Agreement.  All accounts opened pursuant to this Agreement shall be in such form and content and have such persons with signature authority as Lender deems acceptable, including to make an officer or officers of Lender as a required, joint signator or to make an officer or officers of Lender as the sole signator.

5.19           Title Insurance Endorsement.  Within thirty (30) days after Completion and full payment of all retainage withheld pursuant to Section 3.6 (excluding any amounts withheld due to notices of claims received by Lender), Borrower shall cause the Title Insurance to be endorsed to remove any exception for mechanics' or materialmen's liens or pending disbursements, with no additional title change or exception objectionable to Lender, and shall obtain such other endorsements as may be required by Lender.

5.20           Lease Requirements.

(a)           Leasing.  The Property shall be 100% leased prior to or as of the closing of the Loan.  All Leases must comply with the provisions hereof and the other Loan Documents.  The terms of each Lease for occupancy of all or any portion of the Land or Improvements must be approved by Lender, including as to lease rates, term, tenant improvement allowance, concessions, tenant, and use.  Upon Lender's request, Borrower shall deliver to Lender a true, complete and correct copy of all Leases.  Without the prior written consent of Lender, Borrower shall not materially amend or modify, assign, supplement, terminate, cancel or rescind any Leases after the execution thereof.

(b)           [intentionally omitted].

(c)           Performance.  Borrower agrees to (i) duly and punctually perform and comply with any and all representations, warranties, covenants, and agreements which are binding on the landlord under any Lease; (ii) appear and provide appropriate defense, with reasonable diligence, in any action or proceeding in any way connected with any Lease; and (iii) deliver to Lender such further information, and execute and deliver to Lender such further assurances, assignments, and confirmations of Lender's rights under the Loan Documents with respect to the Leases and related rents as Lender may reasonably request.  Without Lender's prior written consent, Borrower shall not (i) do or knowingly permit to be done anything to impair the value of any of the Leases; (ii) except for security or similar deposits, collect any rents or other amounts payable under any of the Leases more than one (1) month in advance of the time when the same becomes due under the terms of any Lease; (iii) waive, release, forgive, or discount any future amounts payable under any of the Leases; or (iv) assign or grant a security interest in or to any of the Leases or any amounts payable thereunder.

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5.21           Property Contracts.  Borrower shall obtain Lender's prior approval before entering into any Management Agreement (provided, however, Lender hereby approves the Property Management Agreement in the form delivered at the closing of the Loan) or any agreement for broker services in connection with possible Leases, which approval shall not be unreasonably withheld.  All Property Contracts entered into by Borrower and the rights arising thereunder shall be, and shall contain a provision that makes them, personal covenants of Borrower and shall not create any lien against or be a covenant running with the land.  Upon request by Lender, Borrower shall cause the parties to any Property Contract to execute a consent and/or subordination agreement in favor of Lender with respect to such vendor's rights under such Property Contract, and which shall also include nondisturbance and attornment provisions at the sole election and discretion of Lender, all in form and substance acceptable to Lender.  Within twenty (20) days after a request by Lender, Borrower shall (i) prepare and deliver to Lender a complete listing of all Property Contracts, showing the date, term, parties, subject matter, payment obligations, whether any breach exists, and other information reasonably specified by Lender with respect to each such Property Contract; and/or (ii) deliver to Lender a copy of each Property Contract, including (if requested by Lender) a copy of each Property Contract that is hereafter executed, without further notice or request, upon execution of each such Property Contract.

5.22           Audits of Property; Fees.  Lender shall have the right from time to time to audit the Property and all operations related thereto.  In connection with such audits, in addition to Borrower making the Books and Records (as defined in the Deed to Secure Debt) available to Lender, Borrower agrees that Lender (including Lender's representatives and consultants) can visit with any parties to any of the Leases or Property Contracts; provided, however, that so long as no Event of Default or condition or circumstance which with the giving of notice or passage of time, or both, would constitute an Event of Default exists, Lender shall give Borrower reasonable notice prior to making any such visit and shall allow Borrower the opportunity to accompany Lender on such visit.  Borrower agrees to reimburse Lender, on demand, for customary and reasonable fees and costs incurred by Lender for up to one audit each year (with each such year commencing on the date hereof); provided this shall in no way limit the number of audits that Lender can make nor shall it limit any other provisions contained in the Loan Documents (but shall be cumulative of all other provisions).

5.23           Inventory of Personal Property.  Within twenty (20) days after a request by Lender, Borrower shall prepare and deliver to Lender an inventory of all tangible personal property which constitutes part of the Property, specifically identifying any such personal property that is damaged, inoperable, or not located on the Land.

5.24           Storage of Materials.  Borrower shall cause all materials supplied for, or intended to be utilized in, the construction of the Improvements, but not yet affixed to or incorporated into the Improvements or the Land, to be stored on the Land with adequate safeguards to prevent loss, theft, damage or commingling with materials for other projects.  Borrower shall not purchase or order materials for delivery more than forty-five (45) days prior to the scheduled incorporation of such materials into the Improvements.  Notwithstanding the foregoing, in the event that such materials are not stored on the Land, with the prior written consent of Lender, such materials may be stored off-site; provided that prior to any Advance with respect to such materials, Lender shall have received and approved of evidence that such materials are insured as required by Section 5.5 hereof.

5.25           Compliance with Material Agreements.  Borrower shall comply in all respects with all material existing and future agreements, indentures, mortgages, deeds of trust, or other documents which are binding on it or affecting any of its properties or business.

5.26           Special Account.  Upon written request by Lender, Borrower shall establish a Special Account and maintain cash balances in such Account in the amounts, if any, required pursuant to this Agreement.

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5.27           Additional Indebtedness.  Borrower covenants and agrees that, except as may be otherwise expressly permitted under the Loan Documents (and subject to the limitations provided for therein), Borrower shall not incur any indebtedness (which shall be deemed to include, but not be limited to, guarantee obligations) other than:  (a) customary unsecured indebtedness with trade creditors incurred in the normal day to day operation of the Property; (b) unsecured subordinated loans approved by Lender, in its sole discretion; (c) obligations under Construction Contract, Management Agreement, Design Services Contracts and Property Contracts permitted by this Agreement.  Notwithstanding anything to the contrary in the Loan Documents or the Sublease, without the prior written consent of Lender, in Lender's sole and absolute discretion, in no event shall Borrower grant to any person or party other than Lender a deed to secure debt, leasehold mortgage, and/or other security or lien instrument covering all or any of Borrower's assets, including, but not limited to, the Leasehold Estate.

5.28            Deposit Relationship.  Borrower and Affiliates of Borrower shall maintain deposit accounts (including all of the operating accounts with respect to the Property) with Lender during the life of the Loan, which accounts shall at all times have, in the aggregate, a minimum average daily deposit balance of not less than TWO HUNDRED THOUSAND and No/100 Dollars ($200,000.00).

5.29           Estoppel Certificate.  Upon request of Lender from time to time, Borrower shall use commercially reasonable efforts to cause Hospital Authority and Master Lessee to deliver to Lender an estoppel certificate, in form and substance reasonably acceptable to Lender, relating to the Master Lease and the Sublease, as applicable, certifying that no defaults exist under the Master Lease and Sublease, as applicable, and to such other matters as Lender shall reasonably request.

5.30           No Expansion.  Notwithstanding any rights of Borrower under the Sublease, Borrower shall not, without the prior written consent of Lender, in Lender's sole and absolute discretion, (i) undertake any expansions or additions to the Improvements or the Property, (ii) undertake the construction of any new improvements or facilities on the Property, or (iii) incur any debt for the financing of any of the foregoing, regardless of whether such debt is secured or unsecured.

5.31           Control of Borrower.  Each of the Key Principals shall maintain, in the aggregate, Control of the Borrower.

ARTICLE 6 - EVENTS OF DEFAULT

6.1           Events of Default.  There shall be an "Event of Default" under this Agreement and all of the other Loan Documents upon the occurrence of any of the following events.

(a)           Monetary.  (i) Any payment which is payable pursuant to Section 2.1 of the Note shall not be received by Lender in full, and in the manner and method required in the Note, on the date such payment was due, or (ii) the occurrence of any breach of any payment obligation under any of the Loan Documents, other than a breach described in clause (i) above, and such breach remains uncured for a period of ten (10) days after Lender gives Borrower written notice thereof.

(b)           Representations and Warranties.  Any representation or warranty contained in this Agreement is determined by Lender to have been false or misleading in any material respect as of the date hereof or thereof or shall become so at any time prior to the repayment in full of the Indebtedness.

(c)           Construction Cessation.  With respect to the construction of the Improvements, (i) there is a cessation of construction of the Improvements prior to completion for a continuous period of more than thirty (30) days (except as caused by an event of Force Majeure, as herein defined, for which a longer delay may be permitted); or (ii) the construction, sale or leasing of any of the Improvements in accordance with the Loan Documents is prohibited, enjoined or delayed for a continuous period of more than thirty (30) days; or (iii) utilities or other public services necessary for the full occupancy and utilization of the Property and Improvements are curtailed for a continuous period of more than thirty (30) days.  As used herein, the term "Force Majeure" shall mean fire, earthquake or other acts of God, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the sale or transportation of materials, supplies or labor which delays construction of the Improvements.  In the case of an event of Force Majeure, provided that Borrower furnishes Lender with written notice satisfactory to Lender evidencing any such delay within ten (10) days from the occurrence of any such delay, then the time period provided above for cessation of construction may be extended on a day for day basis equal to the length of such event of Force Majeure, but in no event more than one hundred twenty (120) days and in no event shall the time for completion of the Improvements be extended beyond the Maturity Date or more than sixty (60) days beyond the Completion Date.

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(d)           Non-Monetary.  The occurrence of any breach of any covenant or other obligation under this Agreement, other than a breach described in Sections 6.1(a) or (b) above, and such breach remains uncured for a period of thirty (30) days after Lender gives Borrower written notice thereof; provided, however, that if such breach is curable but requires work to be performed, acts to be done or conditions to be remedied which, by their nature, cannot be performed, done or remedied, as the case may be, within such thirty (30) day period, no Event of Default shall be deemed to have occurred if Borrower commences same within such thirty (30) day period and thereafter diligently and continuously prosecutes the same to completion within sixty (60) days after such initial written notice from Lender.

(e)           Other Defaults.  A "Default" or "Event of Default" (as defined and used in any of the other Loan Documents) shall occur under any of the other Loan Documents, including a Default or Event of Default by any Guarantor under any Guaranty (if any).

(f)           Master Lease.  Any default under the Master Lease.

(g)           Sublease.  Any default by Borrower under the Sublease.

(h)           Purchase Option.  Master Lessee shall exercise and consummate any of Master Lessee's rights under the Purchase Option.

(i)           Change in Control.  Either or both of the Key Principals shall cease to have Control of the Borrower.

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6.2           Remedies.  Lender shall have the right, upon the happening of an Event of Default, to (i) exercise any rights or remedies granted to Lender under this Agreement, any of the other Loan Documents, or in law or equity; (ii) enter into possession of the Property and perform any and all work and labor which Lender deems appropriate to repair, restore, or secure the Improvements or to partially or wholly complete the Improvements substantially in accordance with the Plans (as modified as deemed appropriate by Lender), and to make any other improvements needed in order to accomplish any of the remedies available to Lender; (iii) terminate its commitment to lend, make Advances, and make any other disbursements under the Loan Documents; and (iv) exercise the rights as attorney-in-fact as provided below.  All amounts so expended by Lender in the exercise of any such remedies shall be deemed to have been disbursed to Borrower as Loan proceeds and secured by the Deed to Secure Debt.  Borrower hereby constitutes and appoints (which appointment is coupled with an interest and is therefore irrevocable) Lender as Borrower's true and lawful attorney-in-fact, with full power of substitution, and hereby empowers Lender, acting as Borrower's attorney-in-fact, at any time after the occurrence of an Event of Default, as follows (provided Lender shall have no obligation to take any action as Borrower's attorney-in-fact):  (i) to use any funds of Borrower, including any balance which may be held in any escrow account, the Advance Account funds, the Special Account funds, and the Loan proceeds which may remain unadvanced hereunder, for the purpose of constructing all or any portion of the Improvements in the manner called for by the Plans (as modified as deemed appropriate by Lender); (ii) to make such additions and changes and corrections in the Plans which shall be necessary or desirable to construct all or any portion of the Improvements; (iii) to continue, amend, or terminate all or any existing Construction Contract, Design Services Contract, Leases, or Property Contract; (iv) to employ the Contractors, other contractors, subcontractors, agents, Design Professionals, other design professionals, and inspectors as shall be necessary or desirable for said purposes; (v) to pay, settle, or compromise all existing bills and claims which are or may be liens against the Property, or may be necessary or desirable for constructing all or any portion of the Improvements or for the clearing of title to the Property, or may exist or arise with respect to any Construction Contract, Design Services Contract, Lease, or Property Contract; (vi) to execute all applications, certificates, and other documents in the name of Borrower which may be required for the construction of the Improvements or by any Construction Contract, Design Services Contract, Lease, or Property Contract; (vii) to cure any default and to perform any obligation of Borrower under any Construction Contract, Design Services Contract, Lease, or Property Contract; (viii) to do any and every act with respect to the Property (including the construction of the Improvements) which Borrower could do in Borrower's own behalf; and (ix) to prosecute and defend all actions or proceedings in connection with the Property and to take such action and require such performance as is deemed necessary or desirable.  The power of attorney under this Section shall terminate upon payment of the Indebtedness in full or upon foreclosure (or conveyance in lieu of foreclosure) of all of the Property.  Lender shall incur no liability if any action taken by it as attorney-in-fact as permitted above shall prove to be inadequate, invalid, or in poor judgment, so long as Lender did not act with willful misconduct.  BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS LENDER FROM AND AGAINST ANY LOSS, COST, LIABILITY, OR EXPENSE (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS' FEES) INCURRED IN CONNECTION WITH ANY SUCH ACTION (EXCLUDING LENDER'S WILLFUL MISCONDUCT). THE FOREGOING INDEMNITY SHALL APPLY WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR GROSS NEGLIGENCE (WHETHER SOLE, COMPARATIVE, OR CONTRIBUTORY) OF LENDER, BUT SHALL NOT APPLY TO MATTERS TO THE EXTENT SUCH MATTERS ARE CAUSED BY OR ARISE OUT OF THE WILLFUL MISCONDUCT OF LENDER. All rights and remedies of Lender are cumulative.

ARTICLE 7 - ASSIGNMENTS; SECURITY AGREEMENT

7.1           Collateral Assignment of Construction Contract, Design Services Contract, and Plans.  As additional security for the payment of the Indebtedness and performance of the Obligations, Borrower hereby collaterally transfers and assigns to Lender all of Borrower's rights and interests, but not its obligations, in, under, and to each Construction Contract, Design Services Contract, and the Plans upon the following terms and conditions:

(a)           Lender may use each Construction Contract, Design Services Contract, and the Plans for any purpose relating to the Improvements, including inspections, construction, and the completion of the Improvements.

(b)           Lender has no liability or obligation in connection with, and neither this assignment nor any action taken by Lender shall constitute an approval or an assumption by Lender of any liability or obligation under, any Construction Contract, Design Services Contract, or the Plans.  Lender has no responsibility for the adequacy of the Plans or for the construction of the Improvements, and Borrower shall continue to be liable for all obligations of Borrower under the Construction Contract, the Design Services Contract, and the Plans.  Borrower hereby agrees to perform all of its obligations under each Construction Contract and Design Services Contract.

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(c)           Unless and until notified by Lender after the occurrence of an Event of Default, Borrower shall have the right to exercise its rights as owner under each Construction Contract, Design Services Contract, and the Plans, provided that Borrower shall not cancel or amend any Construction Contract or Design Services Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender.

(d)           In addition to all other rights and remedies of Lender upon an Event of Default, Lender shall have the right (but shall have no obligation) to exercise the rights as attorney-in-fact granted in Section 6.2 hereof with respect to any Construction Contract, Design Services Contract, or the Plans.  Lender shall not be required to give any notice of such election to Borrower.

(e)           If requested by Lender, Borrower shall cause each of the other parties to any or all Construction Contract and Design Services Contract to execute, along with Borrower, and deliver to Lender a consent and/or subordination agreement, in form and substance acceptable to Lender, in favor of Lender, recognizing and approving the collateral assignment to and other rights of Lender pursuant to this Agreement.

(f)           This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Deed to Secure Debt, any receiver in possession of the Property, and any corporation affiliated with Lender which assumes Lender's rights and obligations under this assignment.

7.2           Security Agreement as to Accounts.  Borrower hereby grants, conveys, assigns, and transfers to Lender a security interest in all accounts, and all funds in such accounts, which are established by Borrower with Lender pursuant to this Agreement, including the Advance Account and any Special Account, to secure the full and timely payment of the Indebtedness and the full and timely performance of all Obligations of Borrower under the Loan Documents.  In addition to the rights granted in this Agreement and available at law or in equity, Lender shall have and be entitled to exercise all rights and remedies set forth in the Deed to Secure Debt (with respect to the security interest created pursuant to the Deed to Secure Debt) as to the security interest granted herein.

7.3           Collateral Assignment of Property Contracts.  As additional security for the payment of the Indebtedness and performance of the Obligations, Borrower hereby collaterally transfers and assigns to Lender all of Borrower's rights and interests that are assignable, but not its obligations, in, under, and to each Property Contract upon the following terms and conditions:

(a)           Lender has no liability or obligation in connection with, and neither this assignment nor any action taken by Lender shall constitute an approval or an assumption by Lender of any liability or obligation under, any Property Contract.  Lender has no responsibility for the performance of any covenants or for any representations or warranties under any Property Contract, and Borrower shall continue to be liable for all obligations of Borrower under the Property Contracts.  Borrower hereby agrees to perform all of its obligations under each Property Contract.

(b)           Unless and until notified by Lender after the occurrence of an Event of Default, Borrower shall have the right to exercise its rights as owner under each Property Contract, provided that Borrower shall not cancel or amend any Property Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender.

(c)           In addition to all other rights and remedies of Lender upon an Event of Default, Lender shall have the right (but shall have no obligation) to exercise the rights as attorney-in-fact granted in Section 6.2 hereof with respect to any Property Contract.  Lender shall not be required to give any notice of such election to Borrower.

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(d)           This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Deed to Secure Debt, any receiver in possession of the Property, and any corporation affiliated with Lender which assumes Lender's rights and obligations under this assignment.

7.4           Purchase Option.

(a)           Assignment.  Borrower has GRANTED, SOLD, ASSIGNED, TRANSFERRED AND SET OVER, and by these presents does hereby GRANT, SELL, ASSIGN,  TRANSFER AND SET OVER unto Lender and its successors and assigns, all of Borrower's right, title and interest in, to and under the Purchase Option, including but not limited to any and all rights and remedies which Borrower may have against Master Lessee or any other party to the Sublease, subject to the terms and conditions herein contained, and any and all of Borrower's rights in and to the Purchase Proceeds.  These presents are given to additionally secure the Borrower's full and complete payment and performance of all obligations under the Loan Documents.

(b)           Security Interest.  Section 7.4(a) of this Agreement shall also constitute a security agreement with respect to the Purchase Option and Purchase Proceeds, and shall be, during the existence of the Loan Documents, a first and prior security interest under the Uniform Commercial Code of Texas as to the Contract and Proceeds.  In this regard, Borrower has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED and SET OVER, and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, unto Lender a first and prior security interest in and to the Purchase Option and the Purchase Proceeds, to secure the full and timely payment of the Loan and the full and timely performance and discharge of the obligations contained in the Loan Documents.  Borrower hereby agrees to execute and deliver to Lender such further assurances as Lender may, from time to time, reasonably consider necessary to create, perfect and preserve Lender's security interest herein granted, and agrees that Lender may cause financing statements, in form and substance reasonably acceptable to Lender, and other assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

(c)           Payment to Lender.  In the event of the exercise by Master Lessee of the Purchase Option, all Purchase Proceeds to be paid directly to Lender.  Lender may notify Master Lessee, or any other person in possession or control of the Purchase Proceeds, to pay all of the Proceeds directly to Lender at the address specified herein or as otherwise specified by Lender, for which this Agreement shall be sufficient warrant.  All Purchase Proceeds so paid to Lender shall be applied by Lender, in its sole discretion, to the payment of the costs and expenses of Lender in enforcement of the Loan Documents, to the payment of accrued and unpaid interest and principal on the Loan and/or to the prepayment of the Loan, all in such order and in such respective amounts as Lender shall from time to time determine.

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(d)           Remedies.  Borrower, upon the occurrence of and during the existence of an Event of Default, hereby authorizes Lender, at its option, (i) to consummate the transactions contemplated by the Purchase Option; (ii) to bring or defend any suits in connection with the Purchase Option, in Borrower's name or Lender's own name; (iii) to perform such other acts in connection with the Purchase Option as Lender, in its sole discretion, may deem proper; and (iv) to take any other action or proceeding, either in its own name or in the name of the Borrower or otherwise, which Lender may deem necessary or appropriate to protect and preserve the rights, titles and interests of Lender hereunder or of Borrower under the Purchase Option.  Without limiting the foregoing, Lender shall have and is hereby given full power and authority (i) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all amounts constituting the Purchase Proceeds, which may be due or become due or payable under the Purchase Option; and (ii) to endorse the name of Borrower on all commercial paper or other instruments given in payment of all or any part of the Purchase Proceeds.  Borrower hereby constitutes and appoints the Lender its true and lawful attorney, which appointment is hereby coupled with an interest and is therefore irrevocable, with full power of substitution, following the occurrence and during the existence of an Event of Default, to take any of the foregoing acts.  Notwithstanding anything herein to the contrary (i) Borrower hereby assigns to Lender any award made hereafter to Borrower in any court proceeding involving the Master Lessee with respect to the Purchase Proceeds or the Purchase Option, in any bankruptcy, insolvency or reorganization proceeding in any state or federal court, and any and all payments made by Master Lessee in lieu of payment of Purchase Proceeds; and (ii) Borrower hereby appoints Lender as Borrower's irrevocable attorney-in-fact to appear in any action and/or to collect any such award or payment.  Such assignment and appointment shall become operative upon the occurrence of an Event of Default and shall remain in full force and effect so long as such Event of Default continues.

(e)           Duty; Indemnity.  Lender shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Borrower under the Purchase Option.  BORROWER HEREBY AGREES TO INDEMNIFY LENDER FOR, AND TO SAVE LENDER HARMLESS FROM, ANY AND ALL LIABILITY ARISING FROM THE PURCHASE OPTION.  This Section 7.4 shall not place responsibility for the control, care or management of the Purchase Option upon Lender, or make Lender responsible or liable for enforcing any of the rights of Borrower under or with respect to the Purchase Option or otherwise.

ARTICLE 8 - FINANCIAL MATTERS

8.1           Financial Statements.  Borrower shall deliver to Lender, during the term of the Loan and until the Loan has been fully paid and satisfied, the following Financial Statements and reports:

(a)           Annual.  For each fiscal year of Borrower:  a balance sheet (with a complete listing of all contingent liabilities) as of the end of each fiscal year, an income statement showing results of operations for such fiscal year, and a sources and uses statement covering such fiscal year within ninety (90) days after the end of each such fiscal year;

(b)           Interim.  Upon the written request of Lender prior to Completion, and without request after Completion, for each fiscal quarter of Borrower:  a balance sheet (with a complete listing of all contingent liabilities) as of the end of each fiscal quarter, an income statement showing the results of operations for such fiscal quarter, and a sources and uses statement covering such fiscal quarter within forty-five (45) days after the end of each such fiscal quarter;

(c)           Cash Flow.  Upon the written request of Lender prior to Completion, and without request after Completion, a cash flow statement, in such frequency as Lender may request;

(d)           Budget.  Upon the written request of Lender prior to Completion, and without request after Completion, an annual budget of all income, expenses, reserves, anticipated capital improvements, and such other items related to the Property as Lender may reasonably request;

(e)           Tax Returns.  Tax returns (including any amendments thereof and extensions therefor) as soon as available, and in no event later than sixty (60) days after the filing of same, but in no event later than November 1st of such year; and

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(f)           Other.  Upon the written request of Lender, such other reports and Financial Statements (including interim Financial Statements) as Lender may reasonably request from time to time.

All Financial Statements provided to Lender pursuant hereto (i) shall be certified, in form and substance reasonably satisfactory to Lender, by an authorized representative of Borrower, without any qualification or exception objectionable to Lender in its reasonable discretion; and (ii) shall otherwise be in form and detail reasonably acceptable to Lender.  Lender shall be entitled from time to time to inspect all books and records relating to Borrower's financial condition and to the Indebtedness and Property, and to make and retain copies of such books and records.  If Borrower has any Constituent Party, upon the written request of Lender, Borrower shall provide Lender with any and all Financial Statements and other documents and make any and all disclosures to Lender with respect to any such Constituent Party as Borrower is required to provide and make and in the manner required to be provided and made with respect to Borrower.

8.2           Property Reports.  Upon and after the earlier of (i) commencement of operations on, occupancy of or any usage of any portion of the Property, or (ii) Completion, or (iii) the Loan Extension, or (iv) as otherwise provided below, Borrower shall furnish, or cause to be furnished, to Lender, the following:

(a)           Annual Statements.  Annual operating statements with respect to the Property, within sixty (60) days after the end of each calendar year, prepared in such form and detail as Lender may require, and certified to by the chief financial officer or other appropriate authorized representative of Borrower;

(b)           Interim Statements.  Quarterly operating statements with respect to the Property, within thirty (30) days after the end of each calendar quarter, prepared in such form and detail as Lender may require and certified to by the chief financial officer or other appropriate authorized representative of Borrower; and

(c)           Rent Roll.  At any time after the execution of a Lease covering any portion of the Property, within thirty (30) days after the end of each calendar quarter, a written statement (rent roll) certified as true, correct, and complete by Borrower, containing the following information as to each of such Leases:  tenant name, suite or unit number, square feet of leased space or unit type, commencement and expiration date, lease renewal options (if any), the commencement date of rental payments, number of months of free rent and details of any other concessions (if applicable), security deposits (if any), vacancies and recent rental activities, and other pertinent information requested by Lender.

The foregoing statements provided to Lender shall be prepared in accordance with the cash basis of accounting, applied on a consistent basis that fairly represents the results of the operations with respect to the Property.

8.3           [intentionally omitted].

8.4           Cash Flow Distributions.  Borrower shall not distribute any Net Operating Income or other net cash flow derived from the Property to any partner, shareholder, member or other equity interest holder in Borrower or to any creditor (other than Lender) of Borrower during the existence of any Event of Default under the Loan Documents.

8.5           Guarantor Financial Covenants.  Borrower shall cause each Guarantor to comply with each and every financial covenant of such Guarantor as contained in the Guaranty for such Guarantor.  Failure of any such Guarantor to comply with such financial covenants shall be an Event of Default hereunder.

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ARTICLE 9 - MISCELLANEOUS

9.1           Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Guarantor, and Lender, and their respective heirs, legal representatives, successors and assigns; provided, however, that Borrower or any Guarantor may not assign any rights or obligations under this Agreement without the prior written consent of Lender.

9.2           Construction.  The Article, Section, and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify, define, or be used in construing the text of such Articles, Sections, or Subsections.  Time is of the essence in the performance of the covenants contained in this Agreement and the other Loan Documents, provided that if any time period for performance ends on a day which is not a Business Day, then such period shall be deemed to end on the next succeeding Business Day.

9.3           Survival.  This Agreement and the terms, provisions, and conditions hereof shall survive and continue in full force and effect until Lender's obligation to make Advances has terminated and the entire Indebtedness and all Obligations have been fully paid and performed; provided that all indemnities contained in this Agreement shall survive the payment and performance of the Indebtedness and the Obligations, the release, partial release, or foreclosure (or action in lieu of foreclosure) of the lien of the Deed to Secure Debt, and the exercise by Lender of any and all remedies set forth herein or in the other Loan Documents.

9.4           Applicable Law.  THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS  SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES.  Borrower hereby irrevocably:  (i) agrees that any action or proceeding arising out of or in connection with any of the Loan Documents shall be brought in the applicable state court in the county in Dallas County, Texas, or in the United States District Court that encompasses such county; (ii) submits to the nonexclusive jurisdiction of such courts with respect to any such action or proceeding; and (iii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum.

9.5           Notices.  All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed properly given when given as provided in the Note.

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9.6           No Obligation by Lender to Construct.  Lender has no liability or obligation whatsoever or howsoever in connection with the Property or the development, construction, or completion thereof or work performed thereon, and has no obligation except to disburse the Loan proceeds as agreed in the Loan Documents.  Lender has no duty to inspect the construction of the Improvements, and if Lender (including any Inspector or other person or entity on behalf of Lender) should inspect the construction of the Improvements, Lender shall have no liability or obligation to Borrower or any other party or third person arising out of such inspection.  No such inspection nor any failure by Lender to make objections after any such inspection shall constitute a representation by Lender that the Improvements are in accordance with the Plans, Governmental Requirements, or any other requirement, or constitute a waiver of Lender's right thereafter to insist that the Improvements be constructed in accordance with the Plans, all Governmental Requirements, or any other requirement or constitute a waiver of any breach, Event of Default, or other matter.  Lender is not liable or responsible, and under no circumstances whatsoever shall Lender be or become liable or responsible, for the performance or default of Borrower or any Contractor or subcontractor, or for any failure to construct, complete, protect, or insure the Improvements or the Property, or any part thereof, or for the payment of any cost or expense incurred in connection therewith, or for the performance or nonperformance of any obligation of Borrower or any Guarantor, and Lender makes no representation regarding any of the foregoing.  Nothing, including any Advance, payment by Lender of any obligation of Borrower or others, exercise by Lender of any of its rights and remedies, approval of any matter, or acceptance of any document or instrument, shall be construed as an assumption of liability, undertaking, representation, or warranty, express or implied, on Lender's part unless expressly agreed in writing by Lender.

9.7           Lender Approvals and Requirements.  Lender's approval (which shall include any approval or consent by Lender or Lender's representatives) of any matter in connection with the Loan shall be for the sole purpose of protecting Lender's security and rights.  No such approval shall result in an assumption of any liability or obligation, nor result in a waiver of any breach or default of Borrower.  In no event shall Lender's approval be a representation, warranty, or undertaking by Lender of any kind with regard to the matter being approved.  Without limiting the foregoing, no approval by Lender related to the Plans, the Budget, the Construction Schedule, a Construction Contract, a Design Services Contract, a Draw Request, any construction, or any other matter, shall, in any way, be deemed to imply any warranty, representation, or covenant by Lender, including that the Improvements, if so constructed, will be structurally sound, will conform to any standards or requirements, will comply with the Plans or any or all restrictive covenants, Governmental Requirements, or other requirements, will be fit for any particular purpose, or will have a particular market value.  Except only as expressly set forth in the Loan Documents that Lender's "reasonable" discretion or approval is needed, as to matters referenced in the Loan Documents that require the consent or approval by Lender, or that involve a determination by Lender of whether something is acceptable or satisfactory to Lender, such consent, approval, or determination may be granted or denied in Lender's sole and absolute discretion, and no consent or approval shall be effective unless the same is expressly set forth in writing by Lender.  In no event shall any other act nor any omission on the part of Lender be construed as a consent or approval nor serve to later estop Lender's right to withhold its consent or approval as to a particular matter.  The purpose of all requirements (including conditions to Advances) of Lender under the Loan Documents is solely to allow Lender to protect Lender and Lender's interests with respect to the Loan.  Neither Borrower, any Guarantor or Constituent Party, nor any third party shall have the right to rely on any requirements, reviews, or procedures required, obtained, or conducted by Lender, Borrower hereby acknowledging that Borrower has sole responsibility for all matters related to the Property and operations and construction related thereto.

9.8           Relationship of Parties.  Nothing herein shall be construed as making or constituting Lender as an agent (except with respect to Lender's rights as attorney-in-fact granted in this Agreement) or partner of Borrower.  Borrower hereby expressly acknowledges that no term or condition of the Loan Documents shall be construed so as to deem the relationship between Borrower, any Guarantor and Lender to be other then that of borrower, guarantors and lender, and Borrower shall at all times represent that the relationship between Borrower, any Guarantor and Lender is solely that of borrower, guarantors and lender.

9.9           Severability.  In the event that any one or more of the provisions contained in this Agreement, or any of the other Loan Documents, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any of the other Loan Documents, nor the application of such provision to other persons or circumstances to the extent lawful, but such provision shall be enforced to the greatest extent permitted by law.

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9.10           Participations.  Lender may assign the Note, or participation interests in the Note, and any related rights under the Loan Documents, without notice to or the consent of Borrower or any Constituent Party or Guarantor.  Lender may, in connection with any such assignment, participation, or proposed assignment or participation, disclose any nonpublic information relating to Borrower, any Constituent Party, any Guarantor, and their affiliates furnished to Lender by or on behalf of Borrower, a Constituent Party, a Guarantor, or their affiliates, including, without limitation, any and all information received by Lender regarding their creditworthiness, business operations, financial statements, Property, and all contracts, leases, and operations related to the Property.  Lender shall have any participant or potential participant agree to keep confidential any such information received from Lender.

9.11           Usury Savings Provision.  Notwithstanding anything else contained in this Agreement or any other Loan Document to the contrary, it is the intent of Lender and Borrower to conform strictly to all applicable usury laws.  Lender and Borrower agree that regardless of any agreement, contingency, event, or act, the interest contracted for, taken, received, reserved, or charged, directly or indirectly, by Lender in connection with the Loan shall not exceed the maximum rate or amount of interest Lender may contract for, take, receive, reserve, or charge under applicable laws.  The provisions contained in the Note (related to not exceeding the maximum rate or amount of interest permitted by law) are incorporated in this Agreement for all purposes.

9.12           Controlling Document.  In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any other Loan Document, the terms and conditions of this Agreement shall control.

9.13           Consumer Protection Waiver.  To the maximum extent allowed by applicable law, Borrower hereby waives the provisions of any and all consumer protection laws.  It is the intent of Lender and Borrower that the rights and remedies with respect to this transaction shall be governed by legal principles other than those governing consumer protection.  The waiver set forth herein shall expressly survive the termination of the referenced transaction and is expressly acknowledged by Borrower.

9.14           Counterparts.  To facilitate execution, this instrument may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this instrument to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.  Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

9.15           WAIVER OF RIGHT TO TRIAL BY JURY.  LENDER AND BORROWER, UNCONDITIONALLY AND IRREVOCABLY, EACH WAIVES, RELINQUISHES, AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE LOAN, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, AND/OR ANY ACTION TAKEN IN CONNECTION THEREWITH, INCLUDING THOSE BASED ON OR ARISING FROM AN ALLEGED CONTRACT CLAIM, TORT, STATUTE, CONSTITUTION, OR OTHER.  BORROWER ACKNOWLEDGES THAT THIS WAIVER IS MADE VOLUNTARILY, KNOWINGLY, AND WITH FULL AWARENESS OF THE LEGAL CONSEQUENCES.

LOAN AGREEMENT – Page 45

9.16           ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement.

[The remainder of this page intentionally left blank.]

LOAN AGREEMENT – Page 46

LENDER:

MUTUAL OF OMAHA BANK,
a federal savings bank

By:	/s/ Christopher J. Martineau
Name:	Christopher J. Martineau
Title:	Senior Vice President

LOAN AGREEMENT – Signature Page 1

BORROWER:

ROME LTH PARTNERS, LP,
a Texas limited partnership

By:	Rome LTH Managers, LLC,
a Texas limited liability company,
its general partner

	By:	/s/ Jason K. Dodd
	Name:	Jason K. Dodd
	Title:	Manager

LOAN AGREEMENT – Signature Page 2

EXHIBIT A

Land

[A description of the Land follows this cover page.]

EXHIBIT A, Land – Cover Page

EXHIBIT B

Budget

[The Budget follows this cover page.]

EXHIBIT B, Budget – Cover Page

EXHIBIT D

Draw Request Form

[The Draw Request Form follows this cover page.]

EXHIBIT D, Draw Request Form – Cover Page

Draw Request

[MUST BE SUBMITTED MORE THAN 5 BUSINESS DAYS PRIOR
TO DISBURSEMENT]

To:           Mutual of Omaha Bank  ("Lender")

Reference is made to that certain Loan Agreement ("Loan Agreement") between ROME LTH PARTNERS, LP, a Texas limited partnership ("Borrower") and Lender, dated as of December 18, 2009.  The defined terms in this Draw Request shall have the same meanings as provided therefor in the Loan Agreement.  This Draw Request serves as Borrower's request for an Advance under the Loan Agreement, in the amount requested on Line A.1 below, which Advance proceeds are to be deposited into the Advance Account.

A.	GENERAL.

1.	Requested Advance.	$

2.	Construction draw cut-off date.	, 20

3.	Requested funding date (must be more than 5
business days from date of submission
	to Lender).	, 20

B.	FUNDS AVAILABLE TO FUND REQUESTED ADVANCE.

Loan Proceeds

1.	Loan Commitment	$

2.	Plus Borrower's Deposit	+$

3.	Plus Special Account deposits:	+$

4.	Less all prior Loan Advances	-$

5.	Amount available for
	additional Advances	$

The amount on Line B.5 hereof must be greater than the amount on Line A.1 hereof.  Any funds in the Advance Account, and, if applicable, any funds in any Special Account and any Borrower Equity intended for any of the purposes of the requested Advance, must be exhausted before Loan proceeds may be Advanced.

C.	RUNNING TOTAL OF AMOUNT SPENT ON CONSTRUCTION OF IMPROVEMENTS TO DATE.

1.	Enter: amount of total construction cost
(the total of Column ___ on
the Budget attached hereto as
	Schedule 1).	$

Draw Request – Page 1

2.	Enter: total amount spent to date on
construction of Improvements from
all sources including costs paid by
	Borrower and prior advances.	$

3.	Total (Aggregate of C.1 and C.2)	$

D.	REPRESENTATIONS AND WARRANTIES. Borrower hereby represents, warrants, and certifies to Lender as follows:

1.
Loan Agreement.  The authorized representative of Borrower executing this Draw Request on behalf of Borrower (herein referred to as "Authorized Representative") has read the Loan Agreement and other pertinent Loan Documents and understands the Advance procedures and requirements, including (without limitation) the Draw Request procedures and the conditions precedent to an Advance.  Authorized Representative has made such examination and investigation as is necessary to enable the Borrower to represent, warrant, and certify as to the matters set forth in this Draw Request.

2.
Prior Advances.  All prior Advances to Borrower have been applied to the payment of obligations of Borrower for materials, labor and other costs incurred in connection with the construction of the Improvements, and for no other purpose.

3.
Draw Request and Attachments Constituting Complete Draw Package.  Attached to this Draw Request is a fully completed set of all the documents required by the Loan Agreement for the requested Advance specified in Line A.1 above.  This Draw Request is accompanied by a transmittal letter to Lender which lists all of the attachments to this Draw Request which collectively comprise the draw package.

4.	Approval of AIA G702 and AIA G703. The Borrower expressly approves of the attached AIA G702 and AIA G703, if any.

5.
Down Date Endorsement.  The Borrower expressly represents that Lender will receive a title down date endorsement dated within two (2) days prior to the Advance showing no liens or notices of liens against the Property recorded after the Mortgage was recorded.

6.
Requested Advance to Pay Costs Incurred on or Before Construction Draw Cut-off Date.  The requested Advance represents items owed by Borrower for labor, materials, and other costs incurred on or before the construction draw cut-off date specified in Line A.2 above.

7.
Disbursement of Proceeds of Requested Advance.  The Borrower will use the proceeds of the requested Advance solely for the purpose of paying obligations owed by the Borrower for labor, materials, and other costs incurred in connection with such construction as shown on the Budget and this Draw Request, and for no other purpose.

8.
Representation of Full Payment.  Upon disbursement by the Borrower of the proceeds of the requested Advance, all obligations for labor, materials, and other costs incurred by the Borrower in connection with such construction and which are due and payable on or before the construction draw cut-off date referred to in Line A.2 above will be fully and promptly paid and satisfied.

Draw Request – Page 2

9.
Compliance with Conditions Precedent.  All covenants, agreements, and conditions required by the terms of the Loan Agreement to be performed or complied with by the Borrower as conditions precedent to the funding of the requested Advance have been performed and complied with.

10.
Confirmation of Representations, Etc.  As of the date hereof, the representations and warranties contained in the Loan Agreement are true and correct in all material respects and no Event of Default and/or event which, with the lapse of time or giving of notice, or both, would constitute an Event of Default, exists.

This Draw Request is given for the purpose of inducing the Lender to disburse the requested Advance.  The Borrower recognizes that the Lender is relying upon this Draw Request and the accuracy of the attachments in making such Advance.

DATED:  ______________, 20___.

BORROWER:

ROME LTH PARTNERS, LP,
a Texas limited partnership

By:	Rome LTH Managers, LLC,
a Texas limited liability company,
its general partner

By:
Name:
	Title:	Manager

Draw Request – Page 3

SCHEDULE 1

to

Draw Request

[The Budget follows this cover page.]

SCHEDULE 1, Draw Request – Cover Page

EXHIBIT D-1

Subcontractor Status Log

[The Subcontractor Status Log follows this cover page.]

EXHIBIT D-1, Subcontractor Status Log – Cover Page

SUBCONTRACTOR STATUS LOG

LINE				CHANGE ORDERS
ITEM/ COST CODE	DESCRIPTION	SUBCONTRACTOR/ SUPPLIER	ORIGINAL CONTRACT	1	2	3	4	5	6	7	8	9	10	CURRENT CONTRACT

Subcontractor Status Log – Solo Page

EXHIBIT E

Compliance Certificate

[The Compliance Certificate follows this cover page.]

EXHIBIT E, Compliance Certificate – Cover Page

BORROWER'S LETTERHEAD

Date:

Mutual of Omaha Bank
4455 LBJ Freeway, Suite 907
Dallas, Texas  752244
Attention:  Commercial Real Estate Lending

Project:                          Cirrus-Floyd Medical Center
Loan:                             $12,750,000.00
Borrower:                      Rome LTH Partners, LP

Following is the statement of operations for the above-referenced Project for the _______ months ending ___________, 20__.  Attached are the appropriate operating statements which further detail the figures presented below.

Net Rentable Area _________ SF

Revenues:	Rents	$
	Reimbursements	$
	Misc. Income	$
	GROSS INCOME	$

Operating Expenses:	General & Admin.	$
	Management Fee	$
	Insurance	$
	Repairs & Maintenance	$
	Real Estate Taxes	$
	Lease Commissions	$
	Other Expenses	$
	TOTAL OPERATING EXPENSES	$

Net Operating Income (NOI):
GROSS INCOME	$
less TOTAL OPERATING EXPENSES	$

Debt Service:	$

Debt Service Coverage Ratio (DSCR):  (NOI/Debt Service) = ______ to 1

This Compliance Certificate is provided to comply with the guidelines required in the Loan Agreement (for the Loan provided by Mutual of Omaha Bank ("Lender") to Borrower with respect to the Project).  I acknowledge Lender may require additional backup or verification materials to review, accept or reject the materials set forth herein, and I agree to furnish the same, upon request by Lender, as a condition to Lender's confirmation of the DSCR requirement in question.  In the event the DSCR fails to meet the requirements outlined in the Loan Agreement, a complete discussion of the factors affecting the Project's operating performance and proposed remedies are attached.

Compliance Certificate – Page 1

I hereby certify that the above information is, to the best of my knowledge, accurate; and I am a duly authorized agent of Borrower.

BORROWER:

ROME LTH PARTNERS, LP,
a Texas limited partnership

By:	Rome LTH Managers, LLC,
a Texas limited liability company,
its general partner

By:
Name:
	Title:	Manager

Compliance Certificate – Page 2

EXHIBIT G

Affidavit of Commencement

[The form of Affidavit of Commencement follows this cover page.]

EXHIBIT G, Affidavit of Commencement – Cover Page

Affidavit of Commencement

BEFORE ME, the undersigned authority, on this day personally appeared, ______________________________, an authorized representative of  ROME LTH PARTNERS, LP, a Texas limited partnership ("Owner"), and _____________________________, an authorized representative of BRASFIELD & GORRIE, a ____________________ ("Contractor"), known to me to be the persons (collectively, "Affiants") whose names are subscribed below, and who, being by me first duly sworn, did each on his or her oath state as follows:

Owner.	The name and address of Owner are:

ROME LTH PARTNERS, LP
9301 N. Central Expressway, Suite 300
Dallas, Texas 75231

Contractor.	The name and address of Contractor are:

BRASFIELD & GORRIE

Land.  Owner is the ground lessee of the real property (the "Land") situated in  Floyd County, Georgia, more particularly described on Exhibit "A" attached hereto and incorporated herein for all purposes.

Improvements.  The Owner and Contractor have executed a contract dated __________, 2009, for Contractor to construct certain improvements ("Improvements"), which are being, or will be, constructed on the Land and are generally described as follows: a three-story, 54,389 square foot hospital building housing a 45 bed long term acute care hospital and other hospital uses, and related improvements.

Original Contractors.  The name and address of each original contractor (other than Contractor) with Owner, presently known, after diligent inquiry, to the Owner, that is furnishing, or will furnish, labor, services, or materials (including specifically fabricated materials), for the construction of improvements to the Land, and the nature of such labor, services or materials (including specifically fabricated materials), are as stated on Exhibit "B" attached hereto and incorporated herein by reference for all purposes.

Commencement Date.  Work on the Improvements actually commenced on __________________________, 20__________ at approximately _________ o'clock _____.m.

Affidavit.  This Affidavit of Commencement has been jointly made by Owner and Contractor by and through an authorized representative of each, the same being the Affiants, and may be recorded by any person with the County Clerk of the county in which the Land is located, whereupon it shall be deemed to have been jointly filed by Owner and Contractor.

DATED this ______ day of _______________________, 20__________.

Affidavit of Commencement – Page 1

AFFIANTS:

Printed Name:
who is an authorized representative of Owner

Printed Name:
who is an authorized representative of Contractor

THE STATE OF GEORGIA	§
§
COUNTY OF	§

This instrument was SUBSCRIBED, SWORN and ACKNOWLEDGED before me on the __________ day of _______________, 20_____, by ________________________________________ __________________________.

Notary Public, State of Georgia

THE STATE OF GEORGIA	§
§
COUNTY OF	§

This instrument was SUBSCRIBED, SWORN and ACKNOWLEDGED before me on the __________ day of _______________, 20_____, by _____________________________________ _____________________________.

Notary Public, State of Georgia

Affidavit of Commencement – Page 2

EXHIBIT H

Affidavit of Completion

[The form of Affidavit of Completion follows this cover page.]

EXHIBIT H, Affidavit of Completion – Cover Page

Affidavit of Completion

BEFORE ME, the undersigned authority, on this day personally appeared, ______________________________, an authorized representative of  ROME LTH PARTNERS, LP, a Texas limited partnership ("Owner"), and _____________________________, an authorized representative of BRASFIELD & GORRIE, a ____________________ ("Contractor"), known to me to be the persons (collectively, "Affiants") whose names are subscribed below, and who, being by me first duly sworn, did each on his or her oath state as follows:

Owner.	The name and address of Owner are:

ROME LTH PARTNERS, LP
9301 N. Central Expressway, Suite 300
Dallas, Texas 75231

Contractor.	The name and address of Contractor are:

BRASFIELD & GORRIE

Real Property.  Owner is the ground lessee of the real property ("Real Property") situated in Floyd County, Georgia, which Real Property is more particularly described on Exhibit "A" attached hereto and incorporated herein for all purposes.

Improvements.  Certain improvements ("Improvements") were furnished on the Real Property under an original contract ("Contract") between Owner and Contractor, which Improvements are generally described as follows:  a three-story, 54,389 square foot hospital building housing a 45 bed long term acute care hospital and other hospital uses, and related improvements, and related improvements.

Completion.  The Improvements under the Contract between Owner and Contractor have been completed, and the date of such completion was ____________________, 20_____.

Affiants.  The Affiants are authorized representatives of Owner and Contractor and have been duly authorized to execute this Affidavit of Completion and cause it to be recorded with the County Clerk of the county in which the Real Property is located.

NOTICE:  A CLAIMANT MAY NOT HAVE A LIEN ON RETAINED FUNDS UNLESS THE CLAIMANT FILES THE AFFIDAVIT CLAIMING A LIEN NOT LATER THAN THE 30TH DAY AFTER THE DATE OF COMPLETION.

DATED this _______ day of ____________________, 20____.

Affidavit of Completion – Page 1

AFFIANTS:

Printed Name:
who is an authorized representative of Owner

Printed Name:
who is an authorized representative of Contractor

THE STATE OF GEORGIA	§
§
COUNTY OF	§

This instrument was SUBSCRIBED, SWORN and ACKNOWLEDGED before me on the __________ day of _______________, 20_____, by ________________________________________ __________________________.

Notary Public, State of Georgia

THE STATE OF GEORGIA	§
§
COUNTY OF	§

This instrument was SUBSCRIBED, SWORN and ACKNOWLEDGED before me on the __________ day of _______________, 20_____, by _____________________________________ _____________________________.

Notary Public, State of Georgia

Affidavit of Completion – Page 2